Exhibit 4.5

CONFORMED COPY

FACILITY AGREEMENT

for

MOBILE TELESYSTEMS OPEN JOINT STOCK COMPANY

arranged by

ABN AMRO BANK N.V., ABSOLUT BANK (ZAO), BANC OF AMERICA
SECURITIES LIMITED, BANK OF CHINA (ELUOSI), BANK OF CHINA (UK)
LIMITED, JOINT-STOCK COMPANY BANQUE SOCIÉTÉ GÉNÉRALE VOSTOK,
BAYERISCHE LANDESBANK, BNP PARIBAS,
CREDIT SUISSE INTERNATIONAL,
EXPORT DEVELOPMENT CANADA, HSBC BANK PLC,
ING BANK N.V., J.P. MORGAN PLC,
SOCIÉTÉ GÉNÉRALE CORPORATE
AND INVESTMENT BANKING PARIS,
UNICREDIT BANK AUSTRIA AG,
WESTLB AG, LONDON BRANCH, and
ZAO UNICREDIT BANK

as Mandated Lead Arrangers

and

ING BANK N.V., LONDON BRANCH

acting as Agent

Linklaters LLP

Ref GDM/CWY

CONTENTS

CLAUSE		PAGE

SECTION 1 INTERPRETATION		1

1	DEFINITIONS AND INTERPRETATION	1

SECTION 2 THE FACILITIES		17

2	THE FACILITIES	17

3	PURPOSE	19

4	CONDITIONS OF UTILISATION	19

SECTION 3 UTILISATION		21

5	UTILISATION	21

SECTION 4 REPAYMENT, PREPAYMENT AND CANCELLATION		23

6	REPAYMENT	23

7	PREPAYMENT AND CANCELLATION	23

SECTION 5 COSTS OF UTILISATION		29

8	INTEREST	29

9	INTEREST PERIODS	30

10	CHANGES TO THE CALCULATION OF INTEREST	30

11	FEES	32

SECTION 6 ADDITIONAL PAYMENT OBLIGATIONS		33

12	TAX GROSS-UP AND INDEMNITIES	33

13	INCREASED COSTS	36

14	OTHER INDEMNITIES	37

15	MITIGATION BY THE LENDERS	38

16	COSTS AND EXPENSES	38

SECTION 7 REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT		40

17	REPRESENTATIONS	40

18	INFORMATION UNDERTAKINGS	44

19	FINANCIAL COVENANTS	48

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20	GENERAL UNDERTAKINGS	49

21	EVENTS OF DEFAULT	56

SECTION 8 CHANGES TO PARTIES		62

22	CHANGES TO THE LENDERS	62

23	CHANGES TO THE BORROWER	66

SECTION 9 THE FINANCE PARTIES		67

24	ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGERS	67

25	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	72

26	SHARING AMONG THE FINANCE PARTIES	72

SECTION 10 ADMINISTRATION		75

27	PAYMENT MECHANICS	75

28	SET-OFF	77

29	NOTICES	77

30	CALCULATIONS AND CERTIFICATES	79

31	PARTIAL INVALIDITY	79

32	REMEDIES AND WAIVERS	79

33	AMENDMENTS AND WAIVERS	79

34	CONFIDENTIALITY	80

35	COUNTERPARTS	83

SECTION 11 GOVERNING LAW AND ENFORCEMENT		84

36	GOVERNING LAW	84

37	ARBITRATION	84

38	JURISDICTION	85

SCHEDULE 1 The Original Lenders		86

SCHEDULE 2 Conditions precedent		87

SCHEDULE 3 Utilisation Request		89

SCHEDULE 4 Selection Notice		90

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THIS AGREEMENT is dated 18 May 2009 and made between:

(1)                              MOBILE TELESYSTEMS OPEN JOINT STOCK COMPANY, an open joint stock company established and existing under the laws of the Russian Federation and having its registered address at 4 Marksistskaya Street, 109147 Moscow, Russian Federation, as borrower (the “Borrower”);

(2)                              ABN AMRO BANK N.V., ABSOLUT BANK (ZAO), BANC OF AMERICA SECURITIES LIMITED, BANK OF CHINA (ELUOSI), BANK OF CHINA (UK) LIMITED, JOINT-STOCK COMPANY BANQUE SOCIÉTÉ GÉNÉRALE VOSTOK, BAYERISCHE LANDESBANK, BNP PARIBAS, CREDIT SUISSE INTERNATIONAL, EXPORT DEVELOPMENT CANADA, HSBC BANK PLC, ING BANK N.V., J.P. MORGAN PLC, SOCIÉTÉ GÉNÉRALE CORPORATE AND INVESTMENT BANKING PARIS, UNICREDIT BANK AUSTRIA AG, WESTLB AG, LONDON BRANCH and ZAO UNICREDIT BANK as mandated lead arrangers (the “Mandated Lead Arrangers”);

(3)                              THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the “Original Lenders”); and

(4)                              ING BANK N.V., LONDON BRANCH as agent of the other Finance Parties (the “Agent”).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1                                      DEFINITIONS AND INTERPRETATION

1.1                            Definitions

In this Agreement:

“Additional Commitment” means, in respect of any Additional Lender, the amount specified as its Additional Commitment in any Additional Commitment Notice delivered by the Borrower pursuant to Clause 2.2 (Additional Commitments), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Additional Commitments Establishment Date” means the date on which the Agent gives notice to the Borrower and each Additional Lender pursuant to paragraph (c) of Clause 2.2 (Additional Commitments).

“Additional Commitment Notice” means a notice from the Borrower to the Agent with respect to the Additional Commitments substantially in the form set out in Schedule 9 (Form of Additional Commitment Notice).

“Additional Cost Rate” has the meaning given to it in Schedule 5 (Mandatory Cost formula).

“Additional Dollars” means an amount in Dollars that, together with the relevant amounts of Facility A and Facility B to be drawn on the date of the first Utilisation (after such amounts under Facility B have been converted into Dollars), is sufficient to repay all amounts owing under the Existing Facility 1 on the date of the first Utilisation.

“Additional Lender” means any bank, financial institution, trust, fund or other entity which has become an Additional Lender in accordance with Clause 2.2 (Additional Commitments).

“Additional Lender Accession Notice” means a notice substantially in the form set out in Schedule 8 (Form of Additional Lender Accession Notice) or any other form agreed between the Agent and the Borrower.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agency Fee Letter” means the Fee Letter to be entered into between the Borrower and the Agent on the same date as this Facility Agreement in accordance with Clause 11.2 (Agency fee).

“Agent’s Spot Rate of Exchange” means the Agent’s spot rate of exchange for the purchase of Dollars with euros in the London foreign exchange market at or about 11:00 a.m. on the day that the Agent has requested the Lenders to make a relevant determination that requires either Simple Majority Lender consent, Majority Lender consent or Super Majority Lender consent as the same is determined by the Agent and notified to the Lenders;

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means:

(a)           in relation to Facility A and Facility B (other than, in each case, in respect of the Additional Commitments), the period from and including the Signing Date to and including 20 May 2009; and

(b)          in relation to any Additional Commitments, the period from the Additional Commitments Establishment Date to the date 5 Business Days after the Additional Commitments Establishment Date.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)           the amount of its participation in any outstanding Loans under that Facility; and

(b)          in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in relation to that Facility.

“Bitel” means Bitel LLC, a limited liability company incorporated in Kirghizia registered by the Kirghiz Ministry of Justice on 24 February 2003 with re-registration certificate number 1386-3300-OOO (IU), and having its registered address at 121, Chui Prospect, Bishkek, 720000, the Kirghiz Republic.

“Bitel Litigation” means any of the claims, proceedings (present or future) and causes of action involving the Borrower and/or any of its Affiliates (including Bitel) relating to or arising out of the acquisition, reorganisation or ownership of Bitel by the Borrower (whether directly or through any of its Affiliates).

“Break Costs” means the amount (if any) by which:

(a)           the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)          the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and Moscow and:

(a)           (in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency; or

(b)          (in relation to any date for payment or purchase of euro) any TARGET Day.

“Commitment” means a Facility A Commitment or a Facility B Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 7 (Form of Compliance Certificate).

“Comstar” means Joint Stock Company “COMSTAR — United TeleSystems” with main state registration number 1027700003946, and having its registered address at 27, bldg. 2, Smolenskaya-Sennaya Sq., Moscow, 119121, Russian Federation.

“Confidential Information” means all information relating to the Borrower, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)           any member of the Group or any of its advisers; or

(b)          another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)            is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 34 (Confidentiality); or

(ii)           is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or

(iii)          is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Borrower and the Agent.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)           purchases by way of assignment or transfer;

(b)          enters into any sub-participation in respect of; or

(c)           enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Dollar Account” means a Dollar account held by the Borrower with the Agent in London.

“Environment” means living organisms including the ecological systems of which they form part and the following media:

(a)           air (including air within natural or man-made structures, whether above or below ground);

(b)          water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)           land (including land under water).

“Environmental Law” means all laws and regulations of any relevant jurisdiction which:

(a)           have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

(b)          provide remedies or compensation for harm or damage to the Environment; or

(c)           relate to any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or a nuisance to any person or that may make the use or ownership of any affected land or property more costly or health and safety matters.

“Environmental Licence” means any Authorisation required at any time under Environmental Law.

“EUR”, “euro” and “€” denote the lawful currency of the Participating Member States.

“EURIBOR” means, in relation to any Loan in euro:

(a)           the applicable Screen Rate; or

(b)          (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 10:00am on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

“Euro Account” means a euro account held by the Borrower with the Agent in London.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Existing Facility 1” means the $630,000,000 term loan facility made available under Facility 1 (as defined therein) of the Existing Facilities Agreement.

“Existing Facilities Agreement” means the syndicated facilities agreement dated 21 April 2006, as amended by an amendment letter dated 15 June 2006, an amendment and transfer agreement dated 13 July 2006 and a deed of amendment dated 10 September 2008, between the Borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bayerische Landesbank, HSBC Bank plc, ING Bank N.V., Raiffeisen Zentralbank Oesterreich AG, ZAO Raiffeisenbank Austria, and Sumitomo Mitsui Banking Corporation Europe Limited as mandated lead arrangers and ING Bank N.V., London Branch as agent.

“Facilities” means Facility A and Facility B and “Facility” means either of them.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Facility A” means the term loan facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Facility A Commitment” means:

(a)           in relation to an Original Lender, the amount set opposite its name under the heading “Facility A Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement;

(b)          in relation to an Additional Lender, the amount set out opposite its name under the heading “Proposed Additional Commitment for Facility A” in an Additional Commitment Notice and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(c)           in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Lender” means:

(a)           any Original Facility A Lender; and

(b)          any bank, financial institution, trust, fund or other entity which has become a Facility A Lender in accordance with Clause 2 (Additional Commitments) or Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Facility A Lender in accordance with the terms of this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility B” means the term loan facility made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

“Facility B Commitment” means:

(a)           in relation to an Original Lender, the amount set opposite its name under the heading “Facility B Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement;

(b)          in relation to an Additional Lender, the amount set out opposite its name under the heading “Proposed Additional Commitment for Facility B” in an Additional Commitment Notice and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(c)           in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Lender” means:

(a)           any Original Facility B Lender; and

(b)          any bank, financial institution, trust, fund or other entity which has become a Facility B Lender in accordance with Clause 2 (Additional Commitments) or Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Facility B Lender in accordance with the terms of this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Fee Letters” means each of the letters dated on or about the date of this Agreement between the Agent and the Borrower setting out the fees payable by reference to this Agreement.

“Final Maturity Date” means 18 May 2012.

“Finance Document” means this Agreement, any Fee Letter, the Mandate Letter, any Additional Lender Accession Notice, any Additional Commitment Notice, any Transfer Certificate and any other document designated as such by the Agent and the Borrower.

“Finance Party” means the Agent, the Mandated Lead Arrangers or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)           moneys borrowed;

(b)          any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

(c)           any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)          the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

(e)           receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)           any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)          any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)          shares which are expressed to be redeemable at the option of the holder on or prior to the Final Maturity Date (but excluding any accrued dividends) (and, for the avoidance of doubt, to the extent that any shares may be redeemable at the option of the holder solely as a result of a company reorganisation (reorgnizatsiya obschestva) or major transaction (krupnaja sdelka) (as these terms are construed by applicable Russian law), such shares shall not be included for the purposes of this definition prior to the holder of the shares exercising their option to redeem those shares);

(i)            any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(j)            the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“GAAP” means generally accepted accounting principles, standards and practices in the United States of America.

“Group” means the Borrower and its Subsidiaries for the time being.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Information Memorandum” means the document in the form approved by the Borrower concerning the Group which, at the Borrower’s request and on its behalf, was prepared in relation to this transaction and distributed by Credit Suisse International and ING Bank N.V., London Branch to selected financial institutions before the Signing Date.

“Instruction 117-I” means the Central Bank of the Russian Federation Instruction N 117-I dated 15 June 2004.

“Intellectual Property” means all trade marks, service marks, trade names, domain names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, topography rights, database rights, rights in confidential information and know-how, and any associated or similar rights anywhere in the world, which it now or in the future owns or (to the extent of its interest) in which it now or in the future has an interest (in each case whether registered or unregistered and including any related licences and sub-licences of the same granted by it or to it, applications and rights to apply for the same).

“Interest Expense” has the meaning given to it in Clause 19 (Financial covenants).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Lender” means a Facility A Lender or a Facility B Lender.

“LIBOR” means, in relation to any Loan, other than a Loan in euro:

(a)           the applicable Screen Rate; or

(b)          (if no Screen Rate is available for Dollars for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11:00 a.m. on the Quotation Day for the offering of deposits in Dollars for a period comparable to the Interest Period for that Loan.

“LMA” means the Loan Market Association.

“Loan” means a Facility A Loan or Facility B Loan.

“LCIA” means the London Court of International Arbitration.

“Majority Facility A Lenders” means:

(a)           if there are no Facility A Loans then outstanding, a Facility A Lender or Facility A Lenders whose Facility A Commitments aggregate more than 66 2/3% of the Total Facility A Commitments (or, if the Total Facility A Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Facility A Commitments immediately prior to the reduction); or

(b)          at any other time, a Facility A Lender or Facility A Lenders whose participations in the Facility A Loans then outstanding aggregate more than 66 2/3% of all the Facility A Loans then outstanding.

“Majority Facility B Lenders” means:

(a)           if there are no Facility B Loans then outstanding, a Facility B Lender or Facility B Lenders whose Facility B Commitments aggregate more than 66 2/3% of the Total Facility B Commitments (or, if the Total Facility B Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Facility B Commitments immediately prior to the reduction); or

(b)          at any other time, a Facility B Lender or Facility B Lenders whose participations in the Facility B Loans then outstanding aggregate more than 66 2/3% of all the Facility B Loans then outstanding.

“Majority Lenders” means:

(a)           if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total

Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

(b)          at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding.

For the purposes of this definition, Total Commitments and Commitments will be determined in Dollars, and any Facility B Commitments or participations in the Facility B Loans shall be deemed to be converted from euros into Dollars at the Agent’s Spot Rate of Exchange.

“Mandate Letter” means the letter agreement dated the date of this Agreement and accepted and agreed to by the Borrower on the date of this Agreement between the Mandated Lead Arrangers and the Borrower.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 5 (Mandatory Cost formula).

“Margin” means 6.50 per cent. per annum.

“Material Adverse Effect” means a material adverse effect on or material adverse change in:

(a)           the financial condition, operations, assets, prospects or business of the Borrower or the consolidated financial condition, operations, assets, prospects or business of the Group;

(b)          the ability of the Borrower to perform and comply with its obligations under any Finance Document; or

(c)           the validity, legality or enforceability of any Finance Document, or the rights or remedies of any Finance Party thereunder,

provided that for the purpose of paragraph (a) above any losses incurred by any member of the Group after the date of this Agreement as a consequence of an adverse determination of any or all of the Bitel Litigation, such losses not exceeding $330,000,000 or its equivalent in any other currency or currencies (including legal fees and associated expenses) in aggregate shall be disregarded.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)           if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)          if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“MTS Business Plan” means the business plan for the Borrower in the agreed form as included in the Information Memorandum.

“OIBDA” has the meaning given to it in Clause 19 (Financial covenants).

“Original Facility A Lender” means a Lender listed in Schedule 1 (The Original Lenders) as having a Facility A Commitment.

“Original Facility B Lender” means a Lender listed in Schedule 1 (The Original Lenders) as having a Facility B Commitment.

“Original Financial Statements” means the audited consolidated financial statements of the Group for the financial year ended 31 December 2008.

“Original RAS Financial Statements” means the unaudited non-consolidated financial statements of the Borrower for the financial quarter ended 31 December 2008 or, to the extent completed after that date but prior to the date of this Agreement, the unaudited non-consolidated financial statements of the Group for the financial quarter ended 31 March 2009.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Passport Bank” means ING Bank (Eurasia) ZAO or another Russian authorised bank (as such term is defined in Instruction 117-I) selected by the Borrower and approved by the Agent.

“Permitted Security” means:

(a)           any Security on any assets of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or any Subsidiary of the Borrower or becomes a Subsidiary of the Borrower and not created in contemplation of such event, provided that no such Security shall extend to any other assets;

(b)          any Security existing on any assets prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower and not created in contemplation of such acquisition, provided that no such Security shall extend to any other assets;

(c)           any Security on any assets securing Financial Indebtedness of the Borrower or Financial Indebtedness of any Subsidiary of the Borrower incurred or assumed for the purpose of financing all or part of the cost of acquiring, repairing or refurbishing such assets, provided that (i) no such Security shall extend to any other assets; (ii) the aggregate principal amount of all Financial Indebtedness secured by such Security on such assets shall not exceed the lower of (x) the purchase price of such assets and (y) the fair market value of such assets at the time of acquisition, repair or refurbishing; and (iii) such Security attaches to such assets concurrently with the repair or refurbishing thereof or within 90 days after the acquisition thereof, as the case may be;

(d)          any Security arising by operation of law, including any Security (i) arising in the ordinary course of business with respect to amounts not yet delinquent or being contested by the Borrower or a Subsidiary of the Borrower in good faith in appropriate proceedings or (ii) for taxes, assessments, government charges or claims, including without limitation those in favour of Russian governmental fiscal authorities;

(e)           any Security on the assets of any Subsidiary of the Borrower securing intercompany Financial Indebtedness of such Subsidiary owing to the Borrower or another Subsidiary of the Borrower;

(f)           any netting or set-off arrangement entered into by a member of the Group with a bank or any other financial institution in the normal course of its banking arrangements for the purpose of netting or setting off its debit and credit facilities with that bank or financial institution;

(g)          easements, rights-of-way, restrictions and any other similar charges or encumbrances incurred in the ordinary course of business and not interfering in any material respect with the business of the Borrower or the business of any Subsidiary of the Borrower, including any encumbrance or restriction with respect to an equity interest of any joint venture pursuant to a joint venture agreement;

(h)          any extension, renewal or replacement of any Security described in clauses (a) to (g) above, provided that (i) such extension, renewal or replacement shall be no more restrictive in any material respect than the original Security; (ii) the amount of Financial Indebtedness secured by such Security is not increased; and (iii) if the assets securing the Financial Indebtedness subject to such Security are changed in connection with such refinancing, extension or replacement, the fair market value of the property or assets is not increased; and

(i)            any other Security (excluding any Security described in (a)-(h) above) provided that, immediately after giving effect to such Security, the aggregate amount of all secured Financial Indebtedness of the Group does not exceed 10% of the Borrower’s Total Assets.

“Proposed Additional Commitment” means, in respect of any Proposed Additional Lender, the amount listed as being its “Proposed Additional Commitment for Facility A” or “Proposed Additional Commitment for Facility B” in any Additional Commitment Notice delivered by the Borrower pursuant to Clause 2.2 (Additional Commitments).

“Proposed Additional Lender” means any person listed as being a “Proposed Additional Lender” in any Additional Commitment Notice.

“Qualifying Lender” has the meaning given to it in Clause 12 (Tax gross-up and indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)           (if the currency is euro) two TARGET Days before the first day of that period; or

(b)          (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“RAS” means generally accepted accounting principles, standards and practices in the Russian Federation.

“Reference Banks” means in relation to LIBOR the principal London offices of Credit Suisse International, HSBC Bank plc, ING Bank N.V. and J.P. Morgan plc and in relation to EURIBOR the principal London offices of Credit Suisse International, HSBC Bank plc, ING Bank N.V. and J.P. Morgan plc or such other banks as may be designated by the Agent as agreed with the Borrower.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Related Party” has the meaning given to it in clause 20.11 (Transactions with Related Parties).

“Relevant Interbank Market” means in relation to euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Relevant Period” has the meaning given to it in Clause 19 (Financial covenants).

“Repayment Date” means 20 May 2011, 18 November 2011 and the Final Maturity Date.

“Repeating Representations” means each of the representations set out in Clauses 17.1 (Status), 17.2 (Binding obligations), 17.3 (Non-conflict with other obligations), 17.4 (Power and authority), 17.6 (Governing law and enforcement), 17.11 (No default), 17.14 (Pari passu ranking), 17.15 (No proceedings pending or threatened), 17.16 (Environmental laws and licences), 17.17 (Telecommunications law and licences) and 17.19 (No Immunity).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requested Amount” means the amount specified beside the heading “Requested Amount” in an Additional Commitment Notice.

“Roubles” or “RUR” means the lawful currency of the Russian Federation for the time being.

“Russian Insolvency Law” means the Federal Law of the Russian Federation No. 127-FZ of 26 October 2002 “On Insolvency (Bankruptcy)”.

“Screen Rate” means:

(a)           in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

(b)          in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Reuters screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

“Security” means a mortgage, charge, lien, pledge or other security interest securing any obligations of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Schedule 4 (Selection Notice) given in accordance with Clause 9 (Interest Periods).

“Shyam” means Sistema Shyam TeleServices Limited, having its registered address at B-2-D, Shiv Marg, Bani Park, Jaipur — 302016, (Rajasthan), a telecom operator in India that is a subsidiary of Sistema JSFC and its subsidiaries.

“Significant Subsidiary” means:

(a)           UMC (unless, pursuant to the UMC Litigation, any or all of the Borrower’s shares in UMC are transferred to a person that is not a member of the Group, with the result that UMC ceases to be a member of the Group);

(b)          any Subsidiary of the Borrower to which (i) the Borrower or UMC sells, leases or otherwise transfers its GSM 900 or 1800 licences or the Borrower sells, leases or otherwise transfers its 3G licence or (ii) any such licence is re-issued; and

(c)           any Subsidiary of the Borrower (i) whose total assets (or, where such Subsidiary prepares consolidated accounts, whose total consolidated assets) have a book value (as determined by reference to the most recent management accounts of that Subsidiary prepared in accordance with GAAP) equal to or exceeding 10% of the Borrower’s Total Assets or (ii) whose gross annual revenues (or, where such Subsidiary prepares consolidated accounts, whose gross annual consolidated revenues) (as determined by reference to the most recent management accounts of that Subsidiary prepared in accordance with GAAP) are equal to or exceed 10% of the Borrower’s gross annual consolidated revenues in the year for which the Borrower’s most recent consolidated financial statements were prepared.

“Signing Date” means the date of this Agreement.

“Simple Majority Lenders” means:

(a)           if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 50.1% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50% of the Total Commitments immediately prior to the reduction); or

(b)          at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 50.1% of all the Loans then outstanding.

For the purposes of this definition, Total Commitments and Commitments will be determined in Dollars, and any Facility B Commitments or participations in the Facility B Loans shall be deemed to be converted from euros into Dollars at the Agent’s Spot Rate of Exchange.

“Sistema JSFC” means Sistema JSFC with main state registration number 1027700003891, and having its registered address at bldg 1, 17/8/9 Prechistenka str., Moscow, 119034, Russian Federation, the holding company of the Borrower.

“Subsidiary” means an entity from time to time of which a person has direct or indirect control or owns directly or indirectly more than 50% of the share capital or similar right of ownership.

“Super Majority Lenders” means:

(a)           if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 85% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85% of the Total Commitments immediately prior to the reduction); or

(b)          at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 85% of all the Loans then outstanding.

For the purposes of this definition, Total Commitments and Commitments will be determined in Dollars, and any Facility B Commitments or participations in the Facility B Loans shall be deemed to be converted from euros into Dollars at the Agent’s Spot Rate of Exchange.

“TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Telecommunications Authorisation” means any Authorisation from any governmental or other regulatory authority necessary in order for each of the Borrower and its Significant Subsidiaries to maintain, operate and conduct its business as it is being conducted in accordance with Telecommunications Laws.

“Telecommunications Laws” means (a) all laws and regulations which relate to telecommunications and/or the business of providing mobile telephone services and (b) all rules, guidelines, policies and regulations made thereunder, that are applicable to each of the Borrower and its Significant Subsidiaries and/or the business carried on by it.

“Telecommunications Licence” means any Authorisation required at any time under Telecommunications Laws.

“Total Assets” means the book value of the consolidated total assets of the Borrower as determined by reference to the Borrower’s most recent annual consolidated balance sheet delivered in accordance with paragraph (a) of Clause 18.1 (Financial statements) or, prior to the first delivery, to the Original Financial Statements.

“Total Commitments” means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being $295,000,000 and €214,500,000 at the Signing Date as the same may be increased pursuant to this Agreement.

“Total Debt” has the meaning given to it in Clause 19 (Financial covenants).

“Total Additional Commitments” means the aggregate of the Additional Commitments, being zero at the Signing Date .

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being $295,000,000 at the Signing Date as the same may be increased pursuant to this Agreement.

“Total Facility B Commitments” means the aggregate of the Facility B Commitments, being €214,500,000 at the Signing Date as the same may be increased pursuant to this Agreement.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

(a)           the proposed Transfer Date specified in the Transfer Certificate; and

(b)          the date on which the Agent executes the Transfer Certificate.

“UMC” means OJSC Company “Ukrainian Mobile Communications” with registration number 10701230000002699, and having its registered address at 15, Leiptsigska str., Kyiv 01015, Ukraine.

“UMC Litigation” means any of the claims, proceedings (present or future) and causes of action involving the Borrower and/or any of its Affiliates (including UMC) relating to or arising out of the sale of UMC to the Borrower or the acquisition, reorganisation or ownership of UMC by the Borrower.

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US Dollars”, “Dollars”, “USD” and “$” denote the lawful currency of the United States of America.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Schedule 3 (Utilisation Request).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2         Construction

(a)          Unless a contrary indication appears, any reference in this Agreement to:

(i)            the “Agent”, any “Mandated Lead Arranger”, any “Finance Party”, any “Lender”, the “Borrower” and any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)           “assets” includes present and future properties, revenues and rights of every description;

(iii)          “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management polices of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise;

(iv)         a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)          “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(vi)         a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vii)        a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(viii)       a “3G licence” shall be construed so as to include any licence that is more technically advanced than a 3G licence;

(ix)          a provision of law is a reference to that provision as amended or re-enacted; and

(x)           a time of day is a reference to London time.

(b)          Section, Clause and Schedule headings are for ease of reference only.

(c)          Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)          A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3         Third party rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 2

THE FACILITIES

2                                      THE FACILITIES

2.1                            The Facilities

Subject to the terms of this Agreement:

(a)           the Facility A Lenders make available to the Borrower a term loan facility in Dollars to be designated “Facility A” in an aggregate amount equal to the Total Facility A Commitments; and

(b)          the Facility B Lenders make available to the Borrower a term loan facility in euro to be designated “Facility B” in an aggregate amount equal to the Total Facility B Commitments.

2.2                            Additional Commitments

(a)                               The Borrower may notify the Agent if one or more of the Lenders or any other bank, financial institution, trust, fund or other entity has agreed to commit Additional Commitments by delivering an Additional Commitment Notice to the Agent.

(b)                              An Additional Commitment Notice is irrevocable and will not be regarded as having been duly completed unless:

(i)            it lists each Proposed Additional Lender, together with its Proposed Additional Commitment for Facility A and/or Facility B;

(ii)          it specifies that no Default has occurred and is continuing as at the date of the Additional Commitment Notice or would reasonably be expected to occur as a result of the Borrower borrowing the Requested Amount; and

(iii)         it specifies that borrowing the Requested Amount would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

(c)                               If each of the conditions set out in paragraph (d) below have been satisfied in form and substance satisfactory to the Agent, the Agent shall, as soon as reasonably practicable:

(i)           execute each Additional Lender Accession Notice;

(ii)          execute the Additional Commitment Notice;

(iii)         notify the Borrower and each Additional Lender that it is satisfied that each of the conditions set out in paragraph (d) below have been met,

whereupon:

(A)         each Additional Lender party to an Additional Lender Accession Notice shall become a Party as a Facility A Lender and/or a Facility B Lender;

(B)          the amount of the Additional Commitments will increase Facility A and Facility B respectively in accordance with the Proposed Additional Commitments for Facility A and the Proposed Additional Commitments for Facility B set out in the Additional Commitment Notice; and

(C)          subject to the terms of this Agreement, the Additional Lenders shall make available to the Borrower a term loan facility in an aggregate amount equal to the Total Additional Commitments.

(d)                              The conditions referred to in paragraph (c) above are:

(i)            delivery to the Agent of a duly completed and executed Additional Commitment Notice by the Borrower not later than the date falling three Months after the initial Utilisation Date less five Business Days;

(ii)          delivery to the Agent of a duly executed Additional Lender Accession Notice by each Proposed Additional Lender and, in each case, the Borrower not later than the date falling three Months after the initial Utilisation Date less five Business Days;

(iii)         that the Requested Amount is equal to the aggregate of the Proposed Additional Commitments;

(iv)         the Proposed Additional Commitment of each Proposed Additional Lender is equal to the Additional Commitment of that Additional Lender;

(v)          the Agent satisfying itself that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the accession of each Proposed Additional Lender; and

(vi)         the provision by the Borrower of such other details, Authorisations or other documents, opinions or assurances as the Agent may reasonably require (if the aggregate amount of the Total Commitments and the Requested Amount exceeds the amount approved in the corporate authorisations delivered as conditions precedent under Clause 4.1 (Initial conditions precedent) and it has notified the Borrower accordingly prior to the date falling five Business Days after receipt by the Agent of an Additional Commitment Notice).

(e)                               On the Additional Commitments Establishment Date, each Additional Lender expressly acknowledges and gives each confirmation contained in Clause 22.4 (Limitation of responsibility of Existing Lenders) as if:

(i)            that Additional Lender was a New Lender under that clause; and

(ii)           each Finance Party (other than that Additional Lender) was an Existing Lender under that clause.

(f)                                 Prior to the issuance of an Additional Commitment Notice, the Borrower shall invite each Lender to provide any Additional Commitments.

(g)                              Each Finance Party irrevocably authorises and instructs the Agent to execute on its behalf any Additional Commitment Notice which has been duly completed and signed on behalf of the Borrower.

(h)                              Each Finance Party (other than the relevant Proposed Additional Lender party to that Additional Lender Accession Notice) irrevocably authorises and instructs the Agent to execute on its behalf any Additional Lender Accession Notice which has been duly completed and signed on behalf of that Proposed Additional Lender and the Borrower and each Finance Party agrees to be bound by each such accession.

(i)                                  The Borrower may deliver only one Additional Commitment Notice under this Agreement.

2.3                            Finance Parties’ rights and obligations

(a)                               The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                              The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

(c)                               A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3                                      PURPOSE

3.1                            Purpose

(a)                               The Borrower shall apply all amounts borrowed by it under Facility A and Facility B up to and including 20 May 2009, and in respect of Facility B via a foreign exchange transaction, to repay, together with the Additional Dollars, all amounts outstanding under the Existing Facility 1.

(b)                              The Borrower shall apply all amounts borrowed by it under Facility A and Facility B after 20 May 2009 for its general corporate purposes.

3.2                            Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4                                      CONDITIONS OF UTILISATION

4.1                            Initial conditions precedent

(a)                               The Borrower may not deliver the first Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly (within one Business Day) upon being so satisfied.

(b)                              The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on or before the date of the first Utilisation of the Facilities, the Additional Dollars have been deposited into the Dollar Account.

4.2                            Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                no Default is continuing or would result from the proposed Loan; and

(b)                               the Repeating Representations to be made by the Borrower are true in all material respects,

SECTION 3
UTILISATION

5                                      UTILISATION

5.1                            Delivery of a Utilisation Request

(a)                               The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than 10:00 a.m. on the day falling 3 Business Days before the proposed Utilisation Date (or, in relation to the first Utilisation Request, not later than 9:00 a.m. on the day falling 2 Business Days before the proposed Utilisation Date).

(b)                              The Borrower may only deliver a Utilisation Request for Facility A if on the same day it also delivers a Utilisation Request for Facility B with the same Utilisation Date as in the Utilisation Request delivered on that day for Facility A.

(c)                               The Borrower may only deliver a Utilisation Request for Facility B if on the same day it also delivers a Utilisation Request for Facility A with the same Utilisation Date as in the Utilisation Request delivered on that day for Facility B.

5.2                            Completion of a Utilisation Request

(a)                               Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)           it identifies the Facility to be utilised;

(ii)          the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility or, if applicable, to the Additional Commitments;

(iii)         the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and

(iv)         it specifies the account and bank to which the proceeds of the Utilisation are to be credited.

(b)                              Only one Loan may be requested in each Utilisation Request.

5.3                            Currency and amount

(a)                               The currency specified in a Utilisation Request must be Dollars for Facility A and euro for Facility B.

(b)                              Before the occurrence of the Additional Commitments Establishment Date, the amount of the proposed Loan must be:

(i)            in relation to Facility A, the total amount of the Facility A Commitments listed in Schedule 1 (The Original Lenders);

(ii)           in relation to Facility B, the total amount of the Facility B Commitments listed in Schedule 1 (The Original Lenders);

(c)                               On or after the occurrence of the Additional Commitments Establishment Date, the amount of the proposed Loan must be:

(i)            in relation to Facility A, the total amount of the Proposed Additional Commitments for Facility A in an Additional Commitment Notice;

(ii)          in relation to Facility B, the total amount of the Proposed Additional Commitments for Facility B in an Additional Commitment Notice.

5.4                            Lenders’ participation

(a)                               If the conditions set out in this Agreement have been met, each Facility A Lender shall make its participation in each Facility A Loan available by the Utilisation Date through its Facility Office, and each Facility B Lender shall make its participation in each Facility B Loan available by the Utilisation Date through its Facility Office.

(b)                              The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)                               The Agent shall notify each Facility A Lender of the amount of each Facility A Loan and the amount of its participation in that Facility A Loan and each Facility B Lender of the amount of each Facility B Loan and the amount of its participation in that Facility B Loan, in each case not later than 3:00 p.m. on the day falling 3 Business Days before the relevant proposed Utilisation Date (or, in relation to the first Loan, not later than 9:00 a.m. on the day falling 2 Business Days before the proposed first Utilisation Date).

5.5                            Utilisation on or after the Additional Commitments Establishment Date

On or after the occurrence of the Additional Commitments Establishment Date, the Lenders shall not be obliged to participate in a Loan unless the Utilisation Date applicable to that Loan is on the date falling one, two, or as the case may be, three Months after the initial Utilisation Date.

SECTION 4
REPAYMENT, PREPAYMENT AND CANCELLATION

6                                      REPAYMENT

6.1                            Repayment of Loans

The Borrower shall repay the Loans in three equal instalments, by paying on each Repayment Date an amount equal to one third of the amount of the Loans outstanding at the close of business on the last day of the Availability Period, or if any Additional Commitments are made available at the close of business on the last day of the Availability Period taking into account such Additional Commitments. Any amount outstanding on the Final Maturity Date shall be repaid in full on that date. The Borrower shall repay the Loans from its bank accounts with the Passport Bank, unless otherwise agreed between the Borrower and the Agent.

6.2                            Reborrowing

The Borrower may not reborrow any part of the Facilities which are repaid.

7                                      PREPAYMENT AND CANCELLATION

7.1                            Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

(a)           that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)          upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

(c)           the Borrower shall repay that Lender’s participation in the Loans on the later of the last day of the Interest Period for each Loan occurring, and the date falling 20 days after the Agent has notified the Borrower (but in any event no longer than any grace period permitted by law) or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2                            Voluntary cancellation

(a)                               The Borrower may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, cancel the whole or any part (being a minimum amount of $25,000,000 or its equivalent in euros) of an Available Facility. Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders rateably under that Facility.

(b)                              The Borrower shall not cancel any part of the Available Commitment of a Facility unless at the same time it cancels a pro rata amount of the Available Commitments for the other Facility.

7.3                            Voluntary prepayment of Loans

(a)                               The Borrower may, if it gives the Agent not less than 10 Business Days’ (or such shorter period as the Majority Lenders may agree) prior written notice, prepay the whole or any part of any Loan (but, if in part, being an amount that reduces the Loan by a minimum amount of $25,000,000 or its equivalent in euros).

(b)                              A Loan in respect of a Facility may only be prepaid after the last day of the Availability Period for that Facility (or, if earlier, the day on which the relevant Available Facility is zero).

(c)                               Each prepayment shall be applied in satisfaction of the Borrower’s obligations under Clause 6 (Repayment) in the inverse order of maturity of the Loans (or, at the option of the Borrower, pro rata to the remaining principal instalments thereof) and pro rata as between the Facilities.

7.4                            Mandatory Prepayment — Change of Control

(a)                               In this Clause 7.4, “Change of Control” means any of the following events or circumstances: any person or group of persons acting in concert or under an express or implied agreement or understanding, directly or through one or more intermediaries, shall (x) acquire ultimate beneficial or legal ownership of, or control over, more than 50% of the issued shares of the Borrower; (y) acquire ownership of or control over more than 50% of the voting interests in the share capital of the Borrower; or (z) obtain the power (whether or not exercised) to elect not less than half of the directors of the Borrower (provided, however, that any acquisition by Sistema JSFC or any of its Subsidiaries that results in the 50% threshold in paragraphs (x) and (y) above being exceeded, or in the power referred to in paragraph (z) above being obtained, will not be a Change of Control).

(b)                              If there is a Change of Control:

(i)           the Borrower shall promptly notify the Agent upon becoming aware of that event;

(ii)          the Borrower may not make a Utilisation; and

(iii)         if any Lender (in its sole discretion) so requires, it may, within 5 Business Days of its receipt of the Borrower’s notification under sub-clause (i) above, direct the Agent to send a notice to the Borrower requiring the Borrower to repay that Lender’s participations in the Loans (together with accrued interest) in full on the day (the “Early Change of Control Repayment Date”) falling 30 days after the date of the Borrower’s notification under sub-clause (i) above. Before the Early Change of Control Repayment Date, the Lender and the Borrower shall consult with each other for a period of 5 Business Days with respect to the transfer of that Lender’s rights and obligations under this Agreement to another reputable international bank, financial institution, trust, fund or other entity nominated by the Borrower in accordance with Clause 22.5 (Procedure for transfer) for a purchase price equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest and fees and other amounts payable under this Agreement. If no such transfer has been effected on or before the Early Change of Control Repayment Date, then (x) the Borrower shall repay that Lender’s participations in the Loans (together with accrued interest) in full on the Early Change of Control Repayment Date and (y) the Commitments of that Lender shall be reduced to zero on that date.

7.5                            Mandatory Prepayment — Ratings Downgrade

(a)                               In this Clause 7.5:

“Fitch” means Fitch Ratings Ltd. and any successor to its rating business.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.

“Primary Rating” means a Rating of B for S&P, a Rating of B2 for Moody’s or a Rating of B for Fitch.

“Rating” means the credit rating assigned by a Rating Agency to the Borrower’s long-term foreign currency rating or equivalent rating as agreed by Majority Lenders.

“Ratings Agency” means each of S&P, Moody’s and Fitch.

“Ratings Downgrade” means any of the following events: (i) at least two of the Ratings Agencies assigning a Rating which falls below the Primary Rating or (ii) one or more of the Ratings Agencies assigning a Rating which falls below the Secondary Rating or not assigning any Rating.

“Secondary Rating” means a Rating of B- for S&P, a Rating of B3 for Moody’s or a Rating of B- for Fitch.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and any successor to its rating business..

(b)                              If there is a Ratings Downgrade:

(i)           the Borrower shall promptly notify the Agent upon becoming aware of that event;

(ii)          the Borrower may not make a Utilisation; and

(iii)         if any Lender (in its sole discretion) so requires, it may, if after a Utilisation Date, within 5 Business Days of its receipt of the Borrower’s notification under sub-clause (i) above or the occurrence of a Ratings Downgrade, direct the Agent to send a notice to the Borrower requiring the Borrower to repay that Lender’s participations in the Loans (together with accrued interest) in full on the day (the “Early Ratings Downgrade Repayment Date”) falling 30 days after the date of the Borrower’s notification under sub-clause (i) above. After receipt of the Borrower’s notification or the occurrence of a Ratings Downgrade and before the Early Ratings Downgrade Repayment Date, the Lender and the Borrower shall consult with each other for a period of 5 Business Days with respect to the transfer of that Lender’s rights and obligations under this Agreement to another reputable international bank, financial institution, trust, fund or other entity nominated by the Borrower in accordance with Clause 22.5 (Procedure for transfer) for a purchase price equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest and fees and other amounts payable under this Agreement. If no such transfer has been effected on or before the Early Ratings Downgrade Repayment Date, then (x) the Borrower shall repay that Lender’s participations in the Loans (together with accrued interest) in full on the Early

Ratings Downgrade Repayment Date and (y) the Commitment of that Lender shall be reduced to zero on that date.

7.6                            Mandatory Prepayment — Retained Earnings and Capital Reduction

(a)                               In this Clause 7.6, “Retained Earnings” means retained earnings of the Borrower determined by reference to its most recent quarterly unaudited non-consolidated financial statements prepared in accordance with RAS adjusted so as to take into account any distributions made since the date of those statements.

(b)                              If Retained Earnings fall below the aggregate of RUR20,000,000,000 and the cumulative amount of consideration (the payment of which is in cash or would otherwise reduce the consolidated balance sheet of the Group during the life of the Facilities) paid by or on behalf of any member of the Group in respect of the purchase of shares in the Borrower or any reduction in the share capital of the Borrower after the date of this Agreement (and excluding any “treasury shares” in the Borrower held by the Borrower as at the date of this Agreement) to the extent such consideration does not reduce Retained Earnings:

(i)           the Borrower shall promptly notify the Agent upon becoming aware of that event occurring or being likely to occur;

(ii)          the Borrower may not make a Utilisation; and

(iii)         if the Majority Lenders so require, they may, within 5 Business Days of receipt of the Borrower’s notification under sub-clause (i) above, direct the Agent to send a notice to the Borrower requiring the Borrower to repay each Lender’s participations in the Loans (together with accrued interest) in full on the day (the “Early Retained Earnings Repayment Date”) falling 30 days after the date of the Borrower’s notification under sub-clause (i) above. On the Early Retained Earnings Repayment Date the Commitments shall be reduced to zero.

7.7                            Right of repayment and cancellation in relation to a single Lender

If:

(a)           any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or

(b)          any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitments of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans on the last day of the Interest Period ending after the date of such notice (or, if earlier, on such other date as specified by the Borrower in that notice) (the “Cancellation Date”). After receipt of the Borrower’s notification and before the Cancellation Date, the Lender and the Borrower shall consult with each other for a period of 5 Business Days with respect to the transfer of that Lender’s rights and obligations under this Agreement to another reputable international bank, financial institution, trust, fund or other entity nominated by the Borrower in accordance with Clause 22.5 (Procedure for transfer). If no such transfer has been effected on or before the Cancellation Date, then (x) the Borrower shall repay that Lender’s participations in the Loans (together with accrued interest) in full on the Cancellation Date and (y) the Commitments of that Lender shall be reduced to zero on that date.

7.8                            Replacement of a Lender

(a)                               If at any time a Lender becomes a Non Consenting Lender then the Borrower may, on ten Business Days’ prior written notice to the Agent and that Non Consenting Lender, replace that Non Consenting Lender by causing it to (and that Non Consenting Lender shall) transfer pursuant to this Clause 7.8 all of its rights and obligations under this agreement to a Lender or other person being a reputable bank, financial institution, trust, fund or other entity active in the international syndicated loan market selected by the Borrower and acceptable to the Agent (acting reasonably) or a member of the Group (other than the Borrower) for a purchase price equal to the outstanding principal amount of such Non Consenting Lender’s participation in the outstanding Loans and all accrued interest and fees and other amounts payable under this Agreement.

(b)                              The Borrower shall have no right to replace a Mandated Lead Arranger or the Agent and none of the foregoing nor any Lender shall have any obligation to the Borrower to find a replacement Lender. The Borrower shall not make any payment or assume any obligation (whether by way of fees, expenses or otherwise) to or on behalf of the replacement Lender as an inducement for the replacement Lender to become a Lender.

(c)                               No Lender replaced under this Clause 7.8 may be required to pay or surrender to that replacement Lender or other entity any fees received by it.

(d)                              For the purposes of this Clause 7.8 a “Non Consenting Lender” is a Lender who does not agree to a consent or amendment where:

(i)                                the Borrower or the Agent has requested the Lenders to consent to a departure from or waiver of any provision of the Finance Documents or to agree to any amendment thereto;

(ii)                             the consent or amendment in question requires the agreement of all Lenders, or in the case of the consent required under paragraph (d) of Clause 20.12 (Restriction on acquisitions) only, the Simple Majority Lenders;

(iii)                          a period of not less than 14 days has elapsed from the date the consent or amendment was requested, or in the case of the consent required under paragraph (d) of Clause 20.12 (Restriction on acquisitions) only, 15 Business Days has elapsed from the date the consent was requested or, if later, the business plan as required under paragraph (g) of Clause 20.12 (Restriction on acquisitions) was delivered by the Agent to the Lenders;

(iv)                          the Super Majority Lenders have agreed to such consent or amendment, or in the case of the consent required under paragraph (d) of Clause 20.12 (Restriction on acquisitions) only, such Lender has not agreed to provide such consent; and

(v)                             the Borrower has notified the Agent it will treat the Lender as a Non Consenting Lender.

7.9                            Restrictions

(a)                               Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)                              Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)                               The Borrower shall not cancel any part of the Available Commitment of a Facility unless at the same time it cancels a pro rata amount of the Available Commitments for the other Facility.

(d)                              The Borrower may not reborrow any part of a Facility which is prepaid.

(e)                               The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(f)                                 No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(g)                              If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

SECTION 5
COSTS OF UTILISATION

8                                      INTEREST

8.1                            Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)                               Margin;

(b)                              LIBOR, or, in relation to any Loan in euro, EURIBOR; and

(c)                               Mandatory Cost, if any.

8.2                            Payment of interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period (and, if the Interest Period is longer than 6 Months, on the date falling at six monthly intervals after the first day of the Interest Period).

8.3                            Default interest

(a)                               If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of 2 per cent. and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

(b)                              If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)                                the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)                             the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 2 per cent. and the rate which would have applied if the overdue amount had not become due.

(c)                              Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4                            Notification of rates of interest

The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9                                      INTEREST PERIODS

9.1                            Duration of Interest Periods

(a)                               The first Interest Period for the first Loan made under a Facility shall begin on the Utilisation Date for that Loan and end on the last day of the Interest Period applicable to that first Loan which will be three Months. The Interest Period for a subsequent Loan under that Facility shall end on the last day of the current Interest Period for the first loan and at the end of that current Interest Period all Loans under that Facility shall be consolidated such that all Loans under that Facility shall then be treated as a single Loan.

(b)                              Subject to Clause 9.1(a), the Borrower may select an Interest Period for the Loan in the Utilisation Request or (if the Loan has already been borrowed) in a Selection Notice. The Borrower may select an Interest Period with a duration of three or six Months or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders participating in the relevant Loan).

(c)                               Each Selection Notice for the Loan is irrevocable and must be delivered to the Agent by the Borrower not later than 11:00 a.m. one Business Day before the Quotation Day.

(d)                              If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (c) above, the relevant Interest Period will be six Months.

(e)                               An Interest Period shall not extend beyond a Repayment Date or the Final Maturity Date and if an Interest Period would otherwise overrun a Repayment Date or the Final Maturity Date, such Interest Period shall be shortened so that it ends on that Repayment Date or the Final Maturity Date.

(f)                                Each Interest Period shall start on the Utilisation Date or (if the Loan is already made) on the last day of its preceding Interest Period.

9.2                            Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10                               CHANGES TO THE CALCULATION OF INTEREST

10.1                     Absence of quotations

Subject to Clause 10.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11:00 a.m. on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2                     Market disruption

(a)                               If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)                                   the Margin;

(ii)                             the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)                          the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

Lenders that choose not to provide cost of funding information will be deemed to be in agreement with the original rate of interest specified in the Loan. The rate of interest for those Lenders for the relevant Interest Period shall be the aggregate of the Margin, the LIBOR, or, in relation to any Loan in euro, EURIBOR for the relevant Interest Period, and the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

The Agent shall treat all cost of funding information provided by Lenders as confidential information. Cost of funding information shall not be shared with the Borrower (unless on a no name basis) or other Lenders.

(b)                              In this Agreement “Market Disruption Event” means:

(i)                                at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for US Dollars or, if applicable, EURIBOR for the relevant Interest Period; or

(ii)                             before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

10.3                     Alternative basis of interest or funding

(a)                               If a Market Disruption Event occurs and the Agent or the Borrower so requires the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)                              Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4                     Break Costs

(a)                             The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)                              Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11                                FEES

11.1                      Arrangement fee

The Borrower shall pay to the Agent, for distribution to the Mandated Lead Arrangers, an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.2                      Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the Agency Fee Letter.

11.3                      Management fee

The Borrower shall pay to the Agent, for distribution to certain Lenders, a management fee on Facility 2 under and as defined in the Existing Facilities Agreement in the amount and at the times agreed in a Fee Letter.

SECTION 6
ADDITIONAL PAYMENT OBLIGATIONS

12                               TAX GROSS-UP AND INDEMNITIES

12.1                     Definitions

(a)                               In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means any Lender which is situated for tax purposes in the Russian Federation or in a Tax Treaty Jurisdiction.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

“Tax Treaty Jurisdiction” means a jurisdiction which has in force a double tax treaty with the Russian Federation (or with the Union of Soviet Socialist Republics to which the Russian Federation has succeeded) which provides for full exemption from Russian withholding tax on interest derived from a source within the Russian Federation payable to a resident of such jurisdiction.

(b)                            Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2                   Tax gross-up

(a)                             The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                              The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from the Borrower or a Lender, it shall respectively notify the Lender and the Borrower.

(c)                               Subject to paragraph (d) below, if a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)                              The Borrower is not required to make an increased payment to a Lender under paragraph (c) above if, on the date on which the payment falls due, the Borrower could have made such a payment to that Lender without a Tax Deduction if that Lender was a Qualifying Lender, but on that date that Lender is not, or has ceased to be, a Qualifying Lender (other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or concession of any relevant taxing authority).

(e)                               If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)                                 Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment an original receipt (or certified copy thereof) demonstrating that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)                              Each Lender and the Borrower shall co-operate in completing any procedural formalities necessary for the Borrower to obtain authorisation to make a payment without a Tax Deduction.

12.3                   Tax indemnity

(a)                             The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines has been suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)                            Paragraph (a) above shall not apply:

(i)                                 with respect to any Tax assessed on a Finance Party:

(A)                          under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)                           under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)                              to the extent a loss, liability or cost:

(A)                         is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(B)                           would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied.

(c)                               A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)                              A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

12.4                     Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)                                a Tax Credit is attributable to that Tax Payment; and

(b)                               that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay promptly an amount to the Borrower which that Finance Party determines will leave the Finance Party (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

12.5                     Lender Status Confirmation

Each Lender which becomes a Party to this Agreement after the date of this Agreement shall indicate, in the Transfer Certificate or Additional Lender Accession Notice which it executes on becoming a Party, and for the benefit of the Agent and without liability to the Borrower, which of the following categories it falls in:

(a)                                not a Qualifying Lender; or

(b)                               a Qualifying Lender.

If a New Lender (as defined in Clause 22.1 (Assignments and transfers by the Lenders)) or Acceding Additional Lender fails to indicate its status in accordance with this Clause 12.5 then such New Lender or Acceding Additional Lender shall be treated for the purposes of this Agreement (including by the Borrower) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Borrower).  For the avoidance of doubt, a Transfer Certificate or Additional Lender Accession Notice shall not be invalidated by any failure of a Lender to comply with this Clause 12.5.

12.6                     Stamp taxes

The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.7                     Value added tax

(a)                               All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any VAT. If VAT is chargeable on such consideration, that Party shall pay to the Finance Party (or directly to the appropriate tax authority, if so required by law) (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)                              Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of the group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

12.8                     Tax forms

(a)                               At least 10 Business Days prior to the date of the first scheduled payment of interest under this Agreement, and within 20 Business Days from the beginning of each calendar year falling after the Signing Date, each Qualifying Lender shall provide to the Borrower a document issued by the relevant government authority in its jurisdiction of residence confirming that it is a resident of that jurisdiction. That document shall be apostilled by each Qualifying Lender if requested by the Borrower (pursuant to a requirement of the Russian tax authorities). The Borrower shall pay to each Qualifying Lender an amount equal to the costs that the Qualifying Lender has incurred in apostilling any such document.

(b)                              At the request of the Borrower (acting reasonably), each Lender shall use its reasonable efforts to provide any other documentation or information to the Borrower that may be reasonably necessary for the Borrower to establish a complete exemption from Russian withholding tax in relation to payments of interest under this Agreement.

13                               INCREASED COSTS

13.1                     Increased Costs

(a)                              Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or its Holding Company as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the Signing Date.

(b)                              In this Agreement “Increased Costs” means:

(i)                                   a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)                                an additional or increased cost; or

(iii)                             a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or its Holding Company to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2                     Increased Cost claims

(a)                               A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)                              Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3                     Exceptions

(a)                               Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)                                  attributable to a Tax Deduction required by law to be made by the Borrower;

(ii)                              compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied);

(iii)                           compensated for by the payment of the Mandatory Cost; or

(iv)                           attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)                              In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14                               OTHER INDEMNITIES

14.1                     Currency indemnity

(a)                               If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)                                  making or filing a claim or proof against the Borrower;

(ii)                               obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)                              The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2                     Other indemnities

The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                               the occurrence of any Event of Default;

(b)                              a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties);

(c)                               funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)                              a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3                     Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                               investigating any event which it reasonably believes is a Default; or

(b)                              acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

15                               MITIGATION BY THE LENDERS

15.1                     Mitigation

(a)                               Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13.1 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)                              Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2                     Limitation of liability

(a)                               The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)                              A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16                               COSTS AND EXPENSES

16.1                     Transaction expenses

The Borrower shall promptly on demand pay the Agent and certain Finance Parties the amount of all reasonable out-of-pocket costs and legal expenses (subject to the terms of the letter dated 6 March 2009 between, among others, the Borrower and the Agent) incurred by any of them in connection with the negotiation, preparation and execution of:

(a)                               this Agreement and any other documents referred to in this Agreement; and

(b)                              any other Finance Documents executed after the date of this Agreement.

16.2                     Amendment costs

If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 27.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                     Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7
REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17                               REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1                     Status

(a)                               It is an open joint stock company, duly established, registered and validly existing under the laws of the Russian Federation.

(b)                              It and each of its Significant Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

17.2                     Binding obligations

The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable obligations, subject to insolvency and other laws affecting creditors’ rights generally and principles of equity.

17.3                     Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)                               any law or regulation applicable to it;

(b)                              its or any of its Subsidiaries’ constitutional documents; or

(c)                               any agreement or instrument binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets.

17.4                     Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by those Finance Documents.

17.5                     Validity and admissibility in evidence

All Authorisations required:

(a)                               to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents;

(b)                              for it and its Significant Subsidiaries to carry on its and their business; and

(c)                               to make the Finance Documents admissible in evidence in the general jurisdiction courts or commercial courts (arbitrazhniye sudi) of the Russian Federation in an original action or action to enforce a foreign arbitral award, provided that authenticated and notarised Russian texts are made available to such courts at that time and any other procedures and formalities regarding presentation of documents to a Russian court are complied with,

have been obtained or effected and are in full force and effect (except, in relation to paragraph (b) above, where the failure to obtain such Authorisations (excluding any Telecommunications Authorisations) is not reasonably likely to have a Material Adverse Effect).

17.6                     Governing law and enforcement

(a)                               The choice of English law as the governing law of the Finance Documents will be recognised and enforced in the Russian Federation.

(b)                              Any arbitration award obtained in England in relation to a Finance Document will be recognised and enforced in the Russian Federation in accordance with the 1958 New York Convention on Recognition and Enforcement of Foreign Arbitral Awards.

17.7                     No bankruptcy proceedings

Neither the Borrower nor any of its Significant Subsidiaries has taken any corporate action nor have any other steps been taken or legal proceedings been started or, to the best of its knowledge and belief (after due inquiry), threatened against it or any of its Significant Subsidiaries for (a) its liquidation or bankruptcy or the appointment of a liquidation commission (likvidatsionnaya komissiya) or a similar officer of it or any of its Significant Subsidiaries; (b) the institution of supervision (nablyudeniye), financial rehabilitation (finansovoe ozdorovlenie), external management (vneshniy upravlayucshiy) or the appointment of a bankruptcy manager (konkursniy upravlayuschiy) or similar officer of it or any of its Significant Subsidiaries; (c) the convening of a meeting of creditors for the purposes of considering an amicable settlement (as defined in the Russian Insolvency Law); or (d) any analogous act in respect of it or any of its Significant Subsidiaries in any jurisdiction.

17.8                     Deduction of Tax

It is not required under the law of the Russian Federation to make any deduction for or on account of Tax from any payment it may make under any Finance Document to a Qualifying Lender provided that it has received the documentation specified in paragraph (a) Clause 12.8 (Tax forms).

17.9                     No filing or stamp taxes

Under the law of the Russian Federation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in the Russian Federation or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents, except for court registration fees in connection with any enforcement proceedings in such court.

17.10              Payment of Taxes

Neither it nor any of its Significant Subsidiaries has overdue tax liabilities, other than tax liabilities (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves or other appropriate provision has been made or (b) whose amount, together with all such other unpaid or undischarged taxes, does not in aggregate exceed $25,000,000 (or its equivalent in any other currency or currencies).

17.11               No default

(a)                               No Default or Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)                              No event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which is reasonably likely to have a Material Adverse Effect.

17.12              No misleading information

(a)                               Any factual information provided by or on behalf of any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)                              The financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c)                               Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

17.13              Financial statements

(a)                               Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)                              Its Original Financial Statements fairly represent its, and its consolidated, financial condition and operations as at the end of and for the relevant financial year.

(c)                               There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group) since the date of its unaudited consolidated financial statements for the financial year ended 31 December 2008.

(d)                              There will be no material difference between the unaudited consolidated financial statements of the Group for the financial year ended 31 December 2008 and the audited consolidated financial statements of the Group for the financial year ended 31 December 2008.

17.14              Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.15              No proceedings pending or threatened

Other than the UMC Litigation, no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (including but not limited to, investigative proceedings) have, to the best of its knowledge and belief (after due inquiry), been started or threatened against it or any of its Significant Subsidiaries which, if adversely determined would be reasonably likely to have a Material Adverse Effect.

17.16              Environmental laws and licences

Except as disclosed in writing to the Agent before the date hereof, it and each of its Significant Subsidiaries has:

(a)                               complied with all Environmental Laws to which it may be subject;

(b)                              obtained all Environmental Licences required in connection with its business; and

(c)                               complied with the terms of those Environmental Licences,

in each case where failure to do so would be reasonably likely to have a Material Adverse Effect.

17.17              Telecommunications laws and licences

(a)                               Each of the Borrower and its Significant Subsidiaries has:

(i)                                  complied in all material respects with all Telecommunications Laws to which it may be subject;

(ii)                               obtained all material Telecommunications Authorisations necessary to conduct its business; and

(iii)                            complied in all material respects with the terms of those Telecommunication Authorisations,

in each case other than where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)                              There has been no act, omission or event which might reasonably be expected to give rise to the material amendment, revocation, suspension, cancellation, withdrawal or termination of any provision of any Telecommunications Authorisation. To the best of its knowledge and belief (after due inquiry), no Telecommunications Authorisation is the subject of any pending or threatened proceedings which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

17.18              Compliance with laws

Each of the Borrower and its Significant Subsidiaries is conducting its business and operations in compliance with all laws and regulations and all directives of any government agency having legal force applicable or relevant to it, excluding any such non-compliance which would not reasonably be expected to have a Material Adverse Effect.

17.19              No Immunity

(a)                               The execution by the Borrower of the Finance Documents constitutes, and its exercise of its rights and performance of its obligations thereunder will constitute, private and commercial activities done and performed for private and commercial purposes (rather than public and governmental purposes).

(b)                              In any proceedings taken in the Russian Federation in relation to the Finance Documents, the Borrower will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

17.20              Role of Borrower

The Borrower is acting as principal and for its own account and not as an agent or trustee or in any other capacity on behalf of any other party.

17.21              Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period (provided that whenever the representation in paragraph (c) of Clause 17.3 (Non-conflict with other obligations) is deemed to be made on a date other than the Signing Date or a Utilisation Date, the statement “except where the same would not be reasonably likely to have a Material Adverse Effect” shall qualify the representation in said paragraph (c)).

18                               INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1                     Financial statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)                               as soon as the same become available, but in any event within 180 days after the end of each of its financial years, its audited consolidated and non-consolidated financial statements for that financial year; and

(b)                              as soon as the same become available, but in any event within (i) 60 days after the end of each of its first, second and third financial quarters and (ii) 90 days after the end of its fourth financial quarter, its unaudited consolidated and non-consolidated financial statements for that financial quarter.

18.2                     Compliance Certificate

(a)                               The Borrower shall supply to the Agent with each set of financial statements delivered pursuant to Clause 18.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial covenants) and the amount of Retained Earnings in accordance with Clause 7.6 (Mandatory Prepayment — Retained Earnings) as at the date as at which those financial statements were drawn up. Each Compliance Certificate shall be signed by an authorised officer of the Borrower.

(b)                              Where a Compliance Certificate is required to be delivered with the financial statements delivered pursuant to paragraph (a) of Clause 18.1 (Financial statements), it shall be accompanied by a report from the Borrower’s auditors using a form acceptable to those auditors.

18.3                     Requirements as to financial statements

(a)                               Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by an authorised officer of the Borrower as fairly representing its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b)                              The Borrower shall procure that each set of consolidated financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)                                a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(ii)                             sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 19 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that the Original Financial Statements;

(c)                               Each set of audited financial statements delivered by the Borrower under Clause 18.1(a) (Financial statements) shall be audited by an internationally recognised independent qualified firm of auditors.

(d)                              Any reference in this Agreement to those consolidated financial statements shall be construed as a reference to those financial statements prepared as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(e)                               The Borrower shall procure that each set of non-consolidated financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using RAS accounting practices and financial reference periods consistent with those applied in the preparation of the Original RAS Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in RAS, the accounting practices or reference periods and it delivers to the Agent:

(i)                                a description of any change necessary for those financial statements to reflect the RAS, accounting practices and reference periods upon which the Original RAS Financial Statements were prepared; and

(ii)                             sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to make an accurate comparison between the financial position indicated in those financial statements and the Original RAS Financial Statements.

(f)                                 Any reference in this Agreement to those non-consolidated financial statements shall be construed as a reference to those financial statements prepared as adjusted to reflect the basis upon which the Original RAS Financial Statements were prepared.

18.4                     Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)                              all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors generally promptly after they are dispatched;

(b)                              promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which would, if adversely determined, be reasonably likely to have a Material Adverse Effect;

(c)                               promptly, such information as may be reasonably requested by the Agent (including relevant figures from management accounts) to ascertain whether any Subsidiary of the Borrower falls within paragraph (d) of the definition of “Significant Subsidiary”; and

(d)                              promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request.

18.5                     Notification of Default and prepayment

(a)                               The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) or any event which will or could reasonably be expected to result in an obligation to make a prepayment of the Loan under Clause 7 (Prepayment and cancellation) promptly upon becoming aware of its occurrence.

(b)                              Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it) or that no event which will or could reasonably be expected to result in an obligation to make a prepayment of the Loan under Clause 7 (Prepayment and cancellation) has occurred or could reasonably be expected to occur.

18.6                     Know your customer checks

(a)                               If:

(i)                                 the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)                               any change in the status of the Borrower after the date of this Agreement; or

(iii)                          a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)                              Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.7                     Use of websites

(a)                               The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the “Designated Website”) if:

(i)                                the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)                             both the Borrower and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)                          the information is in a format previously agreed between the Borrower and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)                              The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(c)                               The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)                                the Designated Website cannot be accessed due to technical failure;

(ii)                             the password specifications for the Designated Website change;

(iii)                          any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)                         any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)                            the Borrower becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Borrower notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)                              Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Borrower shall comply with any such request within ten Business Days.

19                               FINANCIAL COVENANTS

The financial undertakings in this Clause 19 shall remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

19.1                     Financial condition

The Borrower shall ensure that:

(a)                             The ratio of Total Debt as at the end of any Relevant Period to OIBDA in respect of such Relevant Period will not exceed 3:1; and

(b)                            the ratio of OIBDA to Interest Expense in respect of any Relevant Period will not be less than 5:1.

19.2                     Financial covenant calculations

Total Debt, OIBDA and Interest Expense shall be calculated and interpreted on a consolidated basis in accordance with the GAAP applicable to the Original Financial Statements of the Borrower and shall be expressed in Dollars.

19.3                     Definitions

In this Clause 19.3:

“Total Debt” means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of members of the Group (other than any indebtedness referred to in paragraph (g) of the definition of Financial Indebtedness and any guarantee or indemnity in respect of that indebtedness).

For this purpose, any amount outstanding or repayable in a currency other than Dollars shall on that day be taken into account in its Dollars equivalent at the rate of exchange that would have been used had an audited consolidated balance sheet of the Group been prepared as at that day in accordance with the GAAP applicable to the Original Financial Statements of the Borrower.

“OIBDA” means, in relation to any Relevant Period, the total consolidated net income of the Group for that Relevant Period:

(a)                             before taking into account the charge or credit to the profit and loss account in respect of:

(i)                                  minority interests;

(ii)                               income tax;

(iii)                            non-operating income less non-operating expenses;

(iv)                           the Group’s share in the net income (or loss) of any associated companies or undertakings;

(v)                              Interest Expense;

(vi)                           interest income; and

(vii)                        currency exchange and translation (gains)/losses; and

(b)                               after adding back all amounts provided for depreciation and amortisation for that Relevant Period,

multiplied by two,

as determined (except as needed to reflect the terms of this Clause 19) from the financial statements of the Group and Compliance Certificates delivered under Clause 18.1 (Financial statements) and Clause 18.2 (Compliance Certificate).

“Interest Expense” means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Group in that Relevant Period in respect of Total Debt including:

(a)                             the interest element of leasing and hire purchase payments;

(b)                            commitment fees, commissions, arrangement fees and guarantee fees; and

(c)                             amounts in the nature of interest payable in respect of any shares other than equity share capital,

adjusted (but without double counting) by:

(i)                                adding back the net amount payable (or deducting the net amount receivable) by members of the Group in respect of that Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements; and

(ii)                             deducting interest income of the Group in respect of that Relevant Period to the extent freely payable in cash,

multiplied by two,

as determined (except as needed to reflect the terms of this Clause 19) from the financial statements of the Group and Compliance Certificates delivered under Clause 18.1 (Financial statements) and Clause 18.2 (Compliance Certificate).

“Relevant Period” means each period of 6 consecutive Months ending on the last day of each financial year and financial quarter of the Borrower.

20                               GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1                     Authorisations

The Borrower shall promptly:

(a)                             obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)                            supply certified copies to the Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

20.2                     Compliance with laws

The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

20.3                     Maintenance of existence

The Borrower shall maintain its corporate existence.

20.4                     Negative pledge

(a)                               The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)                              The Borrower shall not (and the Borrower shall ensure that no other member of the Group will):

(i)                                sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;

(ii)                            sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)                         enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)                         enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)                               Paragraphs (a) and (b) above do not apply to Permitted Security.

20.5                     Disposals

(a)                               The Borrower shall not (and shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b)                              Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)                                made in the ordinary course of trading of the disposing entity;

(ii)                             of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)                         made from one member of the Group (other than the Borrower) to another member of the Group;

(iv)                         of cash or cash equivalents for cash or cash equivalents;

(v)                            where the book value of such asset (when aggregated with the book value of each other asset disposed of under this sub-clause (v)) (in each case as calculated in accordance with GAAP) does not exceed (x) 10% of the Borrower’s Total Assets in any financial year of the Borrower and (y) 25% of the Borrower’s Total Assets during the period starting on the Signing Date and ending on the date that all amounts outstanding under this Agreement have been paid in full. At the request of the Agent (any such request to be made no more than once per calendar quarter, unless a Default is continuing), the Borrower shall provide a certificate to the Agent setting out in reasonable detail the book value of any assets disposed of under this sub-clause (v) (calculated in accordance with GAAP); or

(vi)                         involving the transfer of any or all of the Borrower’s shares in UMC pursuant to the UMC Litigation to a person that is not a member of the Group (provided that this sub-clause (vi) shall not in any way prejudice the rights of the Finance Parties under Clause 21.18 (UMC Litigation)).

When calculating the Borrower’s Total Assets under sub-clause (v) above in respect of any financial year, if the annual consolidated balance sheet of the Borrower for the immediately preceding financial year of the Borrower is not available, the Borrower’s Total Assets shall until such time as that annual consolidated balance sheet of the Borrower is available be calculated by reference to the draft audit report then available for that financial year and any other evidence reasonably requested by, and reasonably satisfactory to, the Agent.

20.6                     Merger

(a)                               The Borrower shall not enter into or become subject to any consolidation or reorganisation, whether by way of merger (sliyaniye obschestva), company accession (prisoedinyeniye obschestva), company division (razdelenie obschestva), company separation (vydelyeniye obschestva), company transformation (preobrazovaniye obschestva), company liquidation (likvidatisya obschestva) or any other company reorganisation (reorgnizatsiya obschestva) (as these terms are construed by applicable Russian law) or otherwise, or any analogous transaction in any jurisdiction, other than a consolidation or merger with one of its Subsidiaries where the Borrower is the surviving entity.

(b)                              The Borrower shall ensure that no Significant Subsidiary will enter into or become subject to any consolidation or reorganisation, whether by way of merger (sliyaniye obschestva), company accession (prisoedinyeniye obschestva), company division (razdeleyeniey obschestva), company separation (vydelyeniye obschestva), company transformation (preobrazovaniye obschestva), company liquidation (likvidatsiya obschestva) or any other company reorganisation (reorganizatsiya obschestva) (as these terms are construed by applicable Russian law) or otherwise, or any analogous transaction in any jurisdiction if such reorganisation or transaction would, in the opinion of the Agent (acting reasonably), have a Material Adverse Effect.

20.7                     Change of business

The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower or the Group from that carried on at the Signing Date provided that for the purposes of this Clause 20.7 (Change of business) adding a fixed-line telecommunications business or retail business connected to the mobile telecommunications business shall not be considered as a ‘substantial change’ to the extent that it is not otherwise in breach of this Agreement.

20.8                     Conduct of business

The Borrower shall, and shall procure that each of its Significant Subsidiaries will, conduct its business in all material respects in accordance with:

(a)                             all Telecommunications Laws to which it is or may become subject;

(b)                            all requirements of the telecommunications regulators of the Russian Federation, Ukraine and any other jurisdiction where it conducts its business; and

(c)                             the terms of all relevant Telecommunications Authorisations.

20.9                     Asset and Intellectual Property maintenance

The Borrower shall, and shall procure that each of its Significant Subsidiaries will, have and maintain good and marketable title to or valid leases or licences of, or rights of use relating to, all assets and Intellectual Property necessary to maintain, develop and operate and otherwise conduct its business as then being conducted by it and in each case where failure to do so might reasonably be expected to have a Material Adverse Effect.

20.10              Insurance

The Borrower shall (and shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business.

20.11               Transactions with Related Parties

(a)                               The Borrower shall not (and the Borrower shall ensure that no other member of the Group will), directly or indirectly, enter into or permit to exist any loan or deposit any cash with, or for the benefit of, any Related Party, unless:

(i)                                the terms of such loan or deposit are no less favourable to such member of the Group than those that could be obtained in a comparable arm’s length transaction or series of related transactions with a person that is not a Related Party; or

(ii)                             such loan or deposit is made pursuant to a contract or contracts existing on the Signing Date (excluding any amendments or modifications thereto after the Signing Date), provided that the aggregate outstanding amount of all such loans and amounts payable to the Borrower in respect of any such deposits described in sub-clauses (i) and (ii) above does not, at any time, exceed $100,000,000 or its equivalent in any other currency or currencies.

(b)                              Paragraph (a) above does not apply to:

(i)                                compensation or employee benefit arrangements with any officer or director of any member of the Group arising out of any employment contract entered into in the ordinary course of business; or

(ii)                             transactions between members of the Group.

(c)                               For the purposes of this Agreement, a “Related Party” means, with respect to any specified person or entity:

(i)                                any other person or entity directly or indirectly controlling or controlled by or under direct or indirect common control with such specified entity; or

(ii)                             any other person who is a director or executive officer of (a) such specified entity or (b) any entity described in (i) above.

For purposes of the definition of “Related Party” only, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10 per cent. or more of any class, or any series of any class, of equity securities of a person, whether or not voting, shall be deemed to be control.

20.12              Restriction on acquisitions

(a)                               The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) establish or acquire any Subsidiary, acquire any Telecommunications Licence or invest in any other entity without the consent of the Majority Lenders (such consent not to be unreasonably withheld), provided that this paragraph (a) of Clause 20.12 shall not apply to any such acquisition or investment where such acquisition or investment relates to a Subsidiary or entity whose principal business is telecommunications or the provision of data services or related or ancillary businesses and the consideration paid by the Borrower or any other member of the Group in relation to such acquisition or investment, when aggregated with the consideration paid by the Borrower or any other member of the Group in relation to each other acquisition or investment in the same financial year permitted under this paragraph, does not exceed 20 per cent. (or such higher amount not exceeding 25 per cent. as the Majority Lenders may agree (acting reasonably)) of the Borrower’s Total Assets.

(b)                              Notwithstanding any other provision of this Agreement, neither the Borrower nor any other member of the Group shall establish or acquire any Subsidiary, acquire any Telecommunications Licence or invest in any other entity without the consent of all Lenders where the consideration paid by the Borrower or other member of the Group in relation to the acquisition or investment, when aggregated with the consideration paid by the Borrower or other member of the Group in relation to each other acquisition or investment in the same financial year permitted under this Clause 20.12, exceeds 25 per cent. of the Borrower’s Total Assets.

(c)                               For the purposes of paragraph (d) below only, “control” means holding, whether directly or indirectly through any person beneficially (i) more than 50% of the issued share capital of Comstar, (ii) issued share capital having the right to cast more than 50% of the votes capable of being cast in general meetings of Comstar, or (iii) the right to determine the composition of the majority of the board of directors or equivalent body of Comstar.

(d)                              Notwithstanding any other provision of this Agreement, neither the Borrower nor any other member of the Group shall acquire control of Comstar without the prior written consent of the Simple Majority Lenders or if, at the time of the proposed acquisition, a Default or an Event of Default is continuing or would reasonably be expected to occur if such acquisition or investment was made.

(e)                               For the avoidance of doubt, if the Borrower or any other member of the Group does acquire or invest in Comstar (having obtained the prior consent of the Simple Majority Lenders if required by paragraph (d) above) the consideration paid by the Borrower or any other member of the Group in relation to such acquisition or investment shall be taken into account when determining compliance with paragraphs (a) or (b) above.

(f)                                 The consent of the Lenders for the Borrower or any other member of the Group to acquire or invest in Comstar under paragraph (d) above must not be unreasonably withheld or made subject to any material condition (including, without limitation, any condition relating to the granting of additional roles to the Lenders) and shall not be withheld unless the pro forma business plan referred to in paragraph (g) below is not satisfactory to them (acting reasonably).

(g)                              Any Lender will be deemed to have given its consent 15 Business Days after delivery of the business plan approved by the CEO and CFO of the Borrower, showing the pro forma financial condition on a projected basis of the Group including Comstar in substantially the same level of detail as the MTS Business Plan, by the Agent to the Lenders (or such longer period as the Borrower and the Agent may agree) unless consent is expressly withheld by such Lender in compliance with paragraph (f) above. The Agent shall forward a copy of the business plan to each Lender on the same day as the Borrower delivers the business plan to the Agent provided that such business plan is delivered before 09:00 a.m. on a Business Day. If the business plan is delivered to the Agent after 09:00am on a Business Day or on a day that is not a Business Day then the business plan shall be forwarded by the Agent to each Lender on the next Business Day.

20.13              Prompt payment of Taxes

The Borrower shall (and shall ensure that each Significant Subsidiary will) duly pay all Taxes payable by it, other than those taxes (a) which are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves or other appropriate provisions have been made; or (b) whose amount does not exceed $25,000,000 (or its equivalent in any other currency or currencies).

20.14              Pari passu

The Borrower shall, and shall procure that each member of the Group will, procure that its obligations under the Finance Documents rank at least pari passu with all its other unsecured, unsubordinated obligations save where such other obligations are mandatorily preferred by law.

20.15              Loans and guarantees

(a)                               The Borrower shall not (and the Borrower shall ensure that no member of the Group will):

(i)                                make any loan, or provide any form of credit or financial accommodation, to any person (including, without limitation, its employees, shareholders, another member of the Group and any Affiliate); or

(ii)                             give or issue any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person (including, in each case and without limitation, its employees, shareholders, another member of the Group and any Affiliate).

(b)                              The restrictions in this Clause 20.15 do not apply to (a) loans, credits, financial accommodation, guarantees, indemnities, bonds and letters of credit that are (i) expressly permitted by the Finance Documents or (ii) for normal trade credit on arm’s length terms and in the ordinary course of business or (iii) granted to or for the benefit of, in respect of liabilities or obligations of, any other person in connection with any investment in or acquisition of an entity the principal business of which is telecommunications, the provision of data services or business directly related to telecommunications and/or the provision of data services (the “Investment Loan”) where such Investment Loan is granted on arm’s length terms and such investment or acquisition is for fair market value, provided that the aggregate amount of such loans, credits, financial accommodation, guarantees, indemnities, bonds and letters of credit referred to in (i) — (iii) above does not at any time exceed 10 per cent. of the Borrower’s Total Assets; (b) guarantees by the Borrower in relation to the obligations of any other member of the Group; or (c) the arrangements permitted under Clause 20.11 (Transactions with Related Parties), including, for the avoidance of doubt, any transactions between the members of the Group.

20.16              Purpose

The Borrower shall apply the proceeds of the Facilities in accordance with Clause 3.1 (Purpose).

20.17              Existing Facility 1

The Borrower shall repay in full all amounts outstanding under the Existing Facility 1 not later than the date of the first Utilisation of the Facilities.

20.18              Submission of documents to Passport Bank and tax authorities

The Borrower shall comply in all respects with applicable currency control laws and regulations to which it may be subject in connection with the entry into, and performance of its obligations under, the Finance Documents and shall, inter alia, timely submit to the Passport Bank or, as the case may be, the competent tax authorities, such documents and other information as may be required from time to time under Instruction 117-I and applicable currency control laws and regulations for the purpose of the receipt and making of such payments and for the purpose of the opening and maintenance of the accounts of the Borrower opened with ING Bank N.V., London Branch, in accordance with the procedure described therein and in form and substance satisfactory to the Passport Bank or, as the case may be, the competent tax authorities.

20.19              Financial Indebtedness

The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) incur (or agree to incur) any Financial Indebtedness the stated purpose of which is to facilitate the ability of the Borrower to declare, pay or make any dividend or other payment or distribution of any kind on or in respect of any of its shares or undertake any form of share capital reduction.

20.20              Shyam

The Borrower shall not (and the Borrower shall ensure that no other member of the Group will) invest in, provide any financial accommodation to, make loans to or otherwise engage with Shyam except to permit Shyam to use, by way of a licence, the brand name “MTS” or as a result of the Borrower’s or such other member of the Group’s ordinary course trading activities (including the entering into of “roaming” agreements).

21                               EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 21 is an Event of Default (save for Clause 21.20 (Acceleration)).

21.1                     Non-payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                             its failure to pay is caused by administrative or technical error; and

(b)                            payment is made within three Business Days of its due date.

21.2                     Financial covenants

Any requirement of Clause 19 (Financial covenants) is not satisfied.

21.3                     Other obligations

(a)                               The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants)).

(b)                              No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 10 Business Days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

21.4                     Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, and such representation or statement shall not have been rendered correct and not misleading within 10 Business Days of the Agent giving notice to the Borrower or the Borrower becoming aware of the same.

21.5                     Cross default

(a)                               Any single item of Financial Indebtedness of any member of the Group in an amount exceeding $10,000,000 (or its equivalent in any other currency or currencies) is not paid when due nor within any originally applicable grace period.

(b)                              Any single item of Financial Indebtedness of any member of the Group in an amount exceeding $10,000,000 (or its equivalent in any other currency or currencies) is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                               Any single commitment for any Financial Indebtedness of any member of the Group in an amount exceeding $10,000,000 (or its equivalent in any other currency or currencies) is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)                              Any creditor of any member of the Group becomes entitled to declare any single item of Financial Indebtedness of any member of the Group in an amount exceeding $10,000,000 (or its equivalent in any other currency or currencies) due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                               Any of the events described in paragraphs (a) to (d) above occurs in relation to any Financial Indebtedness or commitment for Financial Indebtedness of any amount (including, for the avoidance of doubt, any amount that is less than $10,000,000 (or its equivalent in any other currency or currencies)), and the aggregate amount of all such Financial Indebtedness and commitments for Financial Indebtedness is in excess of $35,000,000 (or its equivalent in any other currency or currencies).

21.6                     Insolvency

(a)                               The Borrower or a Significant Subsidiary is unable or admits its inability to pay its debts as they fall due, suspends making payments on its debts generally or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling its indebtedness generally.

(b)                              The value of the assets of the Borrower or a Significant Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                               A moratorium is declared in respect of the indebtedness of the Borrower or a Significant Subsidiary.

21.7                     Insolvency proceedings

Any corporate action or legal proceedings are taken in relation to:

(a)                                the bankruptcy, winding-up, insolvency, dissolution, administration, reorganisation or liquidation of the Borrower or a Significant Subsidiary, including, but not limited to, institution of supervision (nablyudenie), financial rehabilitation (finansovoe ozdorovlenie), external management (vneshneye upravlenie) or bankruptcy management (konkursnoye upravlenie) (and such legal proceedings continue for at least 14 days);

(b)                               the suspension of payments or a moratorium of any indebtedness of the Borrower or a Significant Subsidiary (and such suspension continues for at least 14 days);

(c)                                the presentation or filing of a petition (or similar document) in respect of the Borrower or a Significant Subsidiary in any court, state arbitration court (arbitrazhnyi sud) or before any other authority in respect of the bankruptcy, winding-up, insolvency, dissolution, administration, reorganisation or liquidation of the Borrower or a Significant Subsidiary (and such petition has not been discharged within 14 days);

(d)                               the appointment of a liquidator (likvidator) or a liquidation commission (likvidatsionnaya komissiya), temporary manager (vremenniy upravlaushiy), administrative manager (administrativniy upravlaushiy), external manager (vneshniy upravlaushiy), bankruptcy manager (konkursniy upravlaushiy), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of the Borrower or a Significant Subsidiary or any of its assets (and such appointment continues for at least 14 days);

(e)                                the convening of a meeting of creditors of the Borrower or a Significant Subsidiary for the purposes of considering an amicable settlement (as defined in the Russian Insolvency Law); or

(f)                                  the enforcement of any Security over any asset or assets of the Borrower or a Significant Subsidiary (unless such enforcement is stayed within 14 days),

or any analogous procedure or step is taken in any jurisdiction.

21.8                     Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower or a Significant Subsidiary with a value in excess of $10,000,000 (or its equivalent in any other currency or currencies) and is not discharged or stayed within 30 days.

21.9                     Judgment

The rendering against the Borrower or any Subsidiary of the Borrower of a judgment, decree or order for the payment of money in an amount in excess of $10,000,000 (or its equivalent in any other currency or currencies) and the continuance of any such judgment, decree or order unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

21.10              Loss of licence

(a)                               Any action results in the suspension for more than 30 days or the loss, revocation or termination of any of:

(i)                                   the Borrower’s GSM 900 or 1800 licences for the Moscow licence area, the St.Petersburg licence area or the Krasnodar licence area;

(ii)                                the Borrower’s 3G licence for the Russian Federation licence area; or

(iii)                             UMC’s GSM 900 or 1800 licences for the Ukraine licence area,

except where, within 30 days of any such event, the relevant licence is re-issued on substantially the same terms to any member of the Group (a “Licensed Group Member”) and during the period falling before such re-issuance there is no material interruption to, or other material adverse effect on, the operations permitted by such licence as a direct result of such prior loss, revocation or termination.

(b)                              Any of the Borrower’s, UMC’s or a Licensed Group Member’s GSM 900, 1800 or 3G licences are amended (or any conditions are imposed with respect to any such licence) in a manner that, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

(c)                               Any of the Borrower’s or UMC’s assigned spectrum allocations are reassigned to other users (other than a Significant Subsidiary of the Borrower), cancelled or otherwise lost, and such event, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

(d)                              The Borrower sells, leases or otherwise transfers any of its GSM 900 or 1800 licences for the Moscow, St.Petersburg or Krasnodar licence areas or 3G licence for the Russian Federation licence area.

(e)                               Any of the Borrower’s GSM 900 or 1800 licences (other than its GSM 900 and 1800 licences for the Moscow, St.Petersburg or Krasnodar licence areas) is sold, leased or transferred to any person that is not (directly or indirectly) a wholly-owned Subsidiary of the Borrower or subsequently ceases to be (directly or indirectly) a wholly-owned Subsidiary of the Borrower.

(f)

(i)                                   Any of the GSM 900 or 1800 licences of a Licensed Group Member is sold, leased or transferred to any person that is not (directly or indirectly) a wholly-owned Subsidiary of the Borrower or subsequently ceases to be (directly or indirectly) a wholly-owned Subsidiary of the Borrower.

(ii)                                Sub-clause (i) above does not apply to the transfer of the GSM 900 or 1800 licences of UMC pursuant to the UMC Litigation (provided that this sub-clause (ii) shall not in any way prejudice the rights of the Finance Parties under Clause 21.18 (UMC Litigation)).

21.11               Cessation of business

The Borrower or any Significant Subsidiary suspends, ceases or threatens to suspend or cease to carry on all or a substantial part of its business.

21.12              Expropriation

(a)                               By or under the authority of any government:

(i)                                   any seizure, compulsory acquisition, expropriation, nationalisation or renationalisation is made after the Signing Date of all or any material part of the assets or shares of (or other ownership interest in) any member of the Group;

(ii)                                the management of any member of the Group is wholly or partially displaced or the authority of any member of the Group in the conduct of its business is wholly or partially curtailed; or

(iii)                             any member of the Group is otherwise deprived of, or prevented from exercising ownership or control of, its material business or assets.

(b)                              Paragraph (a) above does not apply to:

(i)                                   the transfer of any or all of the Borrower’s shares in UMC pursuant to the UMC Litigation to a person that is not a member of the Group (provided that this paragraph (b)(i) shall not in any way prejudice the rights of the Finance Parties under Clause 21.18 (UMC Litigation)); or

(ii)                                the transfer of any or all of:

(a)                               the assets (including licences) held by Bitel; and/or

(b)                              the shares in Bitel,

pursuant to the Bitel Litigation, to a person that is not a member of the Group.

21.13              Russian foreign exchange restrictions

Any foreign exchange law is enacted or introduced in the Russian Federation which has the effect of prohibiting, restricting or delaying any payment by the Borrower or any member of the Group under the Finance Documents.

21.14              Moratorium

Any moratorium is declared on the payment of any external indebtedness of the Russian Federation or of Russian residents generally.

21.15              Sociopolitical and economic deterioration

The sociopolitical or economic situation in the Russian Federation deteriorates or an act of war or hostilities, invasion, armed conflict or act of a foreign enemy, revolution, insurrection or insurgency occurs in, or involves, the Russian Federation and such event, in the reasonable opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

21.16              Unlawfulness

It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

21.17              Repudiation

The Borrower repudiates a Finance Document or evinces an intention to repudiate a Finance Document.

21.18              UMC Litigation

The UMC Litigation is adversely determined and, in the reasonable opinion of the Majority Lenders, such adverse determination has or is reasonably likely to have a Material Adverse Effect.

21.19              Material adverse change

The Majority Lenders determine that a Material Adverse Effect exists, has occurred or is reasonably likely to occur.

21.20              Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)                                cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                               declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and

(c)                                declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

SECTION 8
CHANGES TO PARTIES

22                               CHANGES TO THE LENDERS

22.1                     Assignments and transfers by the Lenders

(a)                               Subject to this Clause 22, a Lender (the “Existing Lender”) may:

(i)                                   assign any of its rights; or

(ii)                                transfer by novation any of its rights and obligations,

to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

(b)                              Unless (i) the assignment or transfer is to an Affiliate of the Existing Lender or to another Lender or (ii) an Event of Default has occurred, any assignment or transfer occurring after the Additional Commitments Establishment Date may be made only after notice of the proposed assignment or transfer has been given to the Borrower.

22.2                     Conditions of assignment or transfer

(a)                               An assignment will only be effective on:

(i)                                   receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)                                performance by the Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b)                              A transfer will only be effective if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.

(c)                               For the avoidance of doubt, a Lender may assign any of its rights, or transfer by novation any of its rights and obligations, under either Facility or both Facilities.

(d)                              If:

(i)                                   a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                                as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13.1 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(e)                               Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

22.3                     Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $1,000.

22.4                     Limitation of responsibility of Existing Lenders

(a)                               Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                                   the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                                the financial condition of the Borrower;

(iii)                             the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

(iv)                            the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                              Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                                   has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                                will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                               Nothing in any Finance Document obliges an Existing Lender to:

(i)                                   accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)                                support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

22.5                     Procedure for transfer

(a)                               Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                              The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)                               On the Transfer Date:

(i)                                   to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                                the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)                             the Agent, the Mandated Lead Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)                            the New Lender shall become a Party as a “Lender”.

22.6                     Copy of Transfer Certificate to Borrower

If requested by the Borrower, the Agent shall, as soon as reasonably practicable after such request, send to the Borrower a copy of any Transfer Certificate it has executed.

22.7                     Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)                                to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)                               with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; or

(c)                                to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about the Borrower, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking. This Clause supersedes any previous agreement relating to the confidentiality of this information.

22.8                     Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)                                any charge, assignment or other Security to secure obligations to a federal reserve or central bank (including, without limitation, a United States Federal Reserve Bank); and

(b)                               in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)                                  release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Security for the Lender as a party to any of the Finance Documents; or

(ii)                               require any payments to be made by the Borrower or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

22.9                     Transfer to Related Parties

Neither the Borrower nor any Related Party of the Borrower that is not a member of the Group may buy, purchase, repurchase or defease any amount of any of the Facilities or otherwise enter into arrangements having a similar effect including (for the avoidance of doubt) sub-participations, derivative arrangements or synthetic arrangements.

22.10              Disenfranchisement of Debt Purchase Transactions entered into by Related Parties

(a)                                For so long as (i) a member of the Group (other than the Borrower) beneficially owns a Commitment or (ii) has entered into a Debt Purchase Transaction and such agreement or arrangement has not been terminated:

(i)                                  in ascertaining the Simple Majority Lenders, the Majority Lenders, the Super Majority Lenders or all of the Lenders or whether any given percentage of the Total Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under this Agreement such Commitment shall be deemed to be zero; and

(ii)                               for the purposes of Clause 33.2 (Exceptions), a member of the Group (other than the Borrower) or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender (unless in the case of a person not being a member of the Group it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).

(b)                               Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Agent if it knowingly enters into a Debt Purchase Transaction with a member of the Group (other than the Borrower), such notification to include the amount of Commitment to which the Debt Purchase Transaction relates whereupon the Agent shall be entitled to notify the Lenders thereof.

(c)                                A member of the Group (other than the Borrower) that is a Lender agrees that, in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Agent nor shall it be entitled to receive any communication between the Finance Parties.

23                               CHANGES TO THE BORROWER

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 9
THE FINANCE PARTIES

24                               ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGERS

24.1                     Appointment of the Agent

(a)                               Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)                              Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2                     Duties of the Agent

(a)                               The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)                              Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)                               If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)                              If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Mandated Lead Arrangers) under this Agreement it shall promptly notify the other Finance Parties.

(e)                               The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

24.3                     Role of the Mandated Lead Arrangers

Except as specifically provided in the Finance Documents, the Mandated Lead Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

24.4                     No fiduciary duties

(a)                               Nothing in this Agreement constitutes the Agent or the Mandated Lead Arrangers as a trustee or fiduciary of any other person.

(b)                              Neither the Agent nor any Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.5                     Business with the Group

The Agent and the Mandated Lead Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

24.6                     Rights and discretions of the Agent

(a)                               The Agent may rely on:

(i)                                   any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                                any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                              The Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders, that:

(i)                                   no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

(ii)                                any right, power, authority or discretion vested in any Party or the Majority Lenders, Majority Facility A Lenders, Majority Facility B Lenders or Lenders has not been exercised.

(c)                               The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                              The Agent may act in relation to the Finance Documents through its personnel and agents.

(e)                               The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)                                 Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor any Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.7                     Majority Lenders’ instructions

(a)                               Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b)                              Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)                               The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                              In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                               The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

24.8                     Responsibility for documentation

Neither the Agent nor any Mandated Lead Arranger:

(a)                                is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arrangers, the Borrower or any other person given in or in connection with any Finance Document or the Information Memorandum; or

(b)                               is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

24.9                     Exclusion of liability

(a)                               Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                              No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause.

(c)                               The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)                              Nothing in this Agreement shall oblige the Agent or the Mandated Lead Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Mandated Lead Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Mandated Lead Arrangers.

24.10              Lenders’ indemnity to the Agent

(a)                               Subject to paragraph (b) below, each Lender shall (in proportion to its Available Commitments and participations in the Loans then outstanding to the Available Facilities and all the Loans then outstanding) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance

Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

(b)                              If the Available Facilities are then zero each Lender’s indemnity under paragraph (a) above shall be in proportion to its Available Commitments to the Available Facilities immediately prior to their reduction to zero, unless there are then any Loans outstanding in which case it shall be in proportion to its participations in the Loans then outstanding to all the Loans then outstanding.

24.11               Resignation of the Agent

(a)                               The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the other Finance Parties and the Borrower.

(b)                              Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)                               If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)                              The retiring Agent shall, at its own cost, make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)                               The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                 Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                              After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

24.12              Confidentiality

(a)                               In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                              If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

24.13              Relationship with the Lenders

(a)                               The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this

Agreement. The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                              Each Lender shall supply the Agent with any information required by the Agent in order to calculate the Mandatory Cost in accordance with Schedule 5 (Mandatory Cost formula).

(c)                               Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 29.5 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 29.2 (Addresses) and paragraph (a)(iii) of Clause 29.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

24.14              Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Mandated Lead Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                the financial condition, status and nature of each member of the Group;

(b)                               the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                               the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.15              Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

24.16              Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25                               CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)                                interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                               oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

26                               SHARING AMONG THE FINANCE PARTIES

26.1                     Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from the Borrower other than in accordance with Clause 27 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)                                the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(b)                               the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 27 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)                                the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.5 (Partial payments).

26.2                     Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 27.5 (Partial payments) towards the obligations of the Borrower to the Sharing Finance Parties.

26.3                     Recovering Finance Party’s rights

On a distribution by the Agent under Clause 26.2 (Redistribution of payments), of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

26.4                     Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)                                each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)                               as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.

26.5                     Exceptions

(a)                               This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b)                              A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                                   it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)                                that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

26.6                     Moratoria, non-convertibility and transferability

Notwithstanding this Clause 26 and any other provision in this Agreement, each of the Lenders shall have the right to receive and retain, without any obligation to share with any other party, any Preferred Payment. A “Preferred Payment” shall mean any payment not exceeding the outstanding Commitment of the relevant Lender received by or for the account of a Lender in freely convertible and transferable currencies (“Convertible Currencies”) under circumstances in which any authority having the power to regulate foreign exchange in the Russian Federation or any other jurisdiction through which any payment due under any of the Finance Documents is made (each, a “Restricted Country”) is not generally permitting the conversion of the currency of such Restricted Country into Convertible Currencies or the remittance of Convertible Currencies from such Restricted Country, but that Lender is either being exempted from such foreign exchange restrictions or is otherwise being afforded preferential treatment by foreign exchange being made available for obligations owed to it in Convertible Currencies.

SECTION 10
ADMINISTRATION

27                               PAYMENT MECHANICS

27.1                     Payments to the Agent

(a)                               On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                              Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre in a Participating Member State or London) with such bank as the Agent specifies.

27.2                     Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 27.3 (Distributions to the Borrower) and Clause 27.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency.

27.3                     Distributions to the Borrower

The Agent may (with the Borrower’s consent or in accordance with Clause 28 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4                     Clawback

(a)                               Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                              If the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

27.5                     Partial payments

(a)                               If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)                                   first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Mandated Lead Arrangers under the Finance Documents;

(ii)                                secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(iii)                             thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                            fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                              The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                               Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

27.6                     No set-off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.7                     Business Days

(a)                               Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                              During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

27.8                     Currency of account

(a)                               Subject to paragraphs (b) to (e) below, Dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b)                              A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)                               Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                              Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                               Any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

27.9                     Change of currency

(a)                               Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                                 any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)                              any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)                              If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28                               SET-OFF

A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29                               NOTICES

29.1                     Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

29.2                     Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                in the case of the Borrower, that identified with its name below;

(b)                               in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)                                in the case of the Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

29.3                     Delivery

(a)                               Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                                 if by way of fax, when received in legible form; or

(ii)                              if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

(b)                              Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with its signature below (or any substitute department or officer as it shall specify for this purpose).

(c)                               All notices from or to the Borrower shall be sent through the Agent.

29.4                     Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 29.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

29.5                     Electronic communication

(a)                               Any communication to be made between the Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Agent and the relevant Lender:

(i)                                 agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)                              notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)                           notify each other of any change to their address or any other such information supplied by them.

(b)                              Any electronic communication made between the Agent and a Lender will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

29.6                     English language

(a)                               Any notice given under or in connection with any Finance Document must be in English.

(b)                              All other documents provided under or in connection with any Finance Document must be:

(i)                                   in English; or

(ii)                              if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30                               CALCULATIONS AND CERTIFICATES

30.1                     Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2                     Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3                     Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

31                               PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32                               REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33                               AMENDMENTS AND WAIVERS

33.1                     Required consents

(a)                               Subject to Clause 33.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)                              The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

33.2                     Exceptions

(a)                               An amendment or waiver that has the effect of changing or which relates to:

(i)                                 the definition of “Majority Lenders”, “Majority Facility A Lenders”, “Majority Facility B Lenders”, “Simple Majority Lenders” or “Super Majority Lenders” in Clause 1.1 (Definitions);

(ii)                              an extension to the date of payment of any amount under the Finance Documents;

(iii)                           a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iv)                          an increase in or an extension of any Commitment;

(v)                             a change to the Borrower;

(vi)                          any provision which expressly requires the consent of all the Lenders; or

(vii)                       Clause 2.3 (Finance Parties’ rights and obligations), Clause 22 (Changes to the Lenders), Clause 26 (Sharing among the Finance Parties) or this Clause 33,

shall not be made without the prior consent of all the Lenders.

(b)                              An amendment or waiver which relates to the rights or obligations of the Agent or the Mandated Lead Arrangers may not be effected without the consent of the Agent or the Mandated Lead Arrangers.

(c)                               Except where the consent of all Lenders is required by any Finance Document, an amendment or waiver which relates solely to the rights or obligations of the Facility A Lenders shall not be effective without the consent of the Majority Facility A Lenders and shall not require the consent of any Facility B Lender.

(d)                              Except where the consent of all Lenders is required by any Finance Document, an amendment or waiver which relates solely to the rights or obligations of the Facility B Lenders shall not be effective without the consent of the Majority Facility B Lenders and shall not require the consent of any Facility A Lender.

34                               CONFIDENTIALITY

34.1                     Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 34.2 (Disclosure of Confidential Information), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

34.2                     Disclosure of Confidential Information

Any Finance Party may disclose:

(a)                                to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)                               (to any person:

(i)                                to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)                             (with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)                          (appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 24.13 (Relationship with the Lenders));

(iv)                         who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)                            to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)                         to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)                      who is a Party; or

(viii)                   with the consent of the Borrower;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)                         in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)                           in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(C)                           in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)                                to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party.

34.3                     Entire agreement

This Clause 34 (Confidentiality) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

34.4                     Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

34.5                     Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)                                of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 34.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)                               upon becoming aware that Confidential Information has been disclosed in breach of this Clause 34 (Confidentiality).

34.6                     Continuing obligations

The obligations in this Clause 34 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)                              the date on which all amounts payable by the Borrower under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)                             the date on which such Finance Party otherwise ceases to be a Finance Party.

35                               COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 11
GOVERNING LAW AND ENFORCEMENT

36                               GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

37                               ARBITRATION

37.1                     Arbitration

Subject to Clause 37.4 (Agent’s option), any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”) shall be referred to and finally resolved by arbitration under the Arbitration Rules (the “Rules”) of the LCIA.

37.2                     Procedure for arbitration

(a)                               The arbitral tribunal shall consist of three arbitrators. The claimant(s), irrespective of number, shall nominate jointly one arbitrator; the respondent(s), irrespective of number, shall nominate jointly the second arbitrator; and a third arbitrator, who shall serve as chairman (who shall be a lawyer currently qualified in England and Wales and be admitted to the Bar of England and Wales), shall be appointed by the LCIA within 15 days of the appointment of the second arbitrator.

(b)                              In the event the claimant(s) or the respondent(s) shall fail to nominate an arbitrator within the time limits specified in the Rules, such arbitrator shall be appointed by the LCIA within 15 days of such failure. In the event that both the claimant(s) and the respondent(s) fail to nominate an arbitrator within the time limits specified in the Rules, all three arbitrators shall be appointed by the LCIA within 15 days of such failure who shall designate one of them as chairman.

(c)                               If all the parties to an arbitration so agree, there shall be a sole arbitrator appointed by the LCIA within 15 days of such agreement.

(d)                              The seat of arbitration shall be London, England and the language of the arbitration shall be English.

37.3                     Recourse to courts

Save as provided in Clause 37.4 (Agent’s option), the parties exclude the jurisdiction of the courts under Sections 45 and 69 of the Arbitration Act 1996.

37.4                     Agent’s option

Before an arbitrator has been appointed by a Finance Party to determine a Dispute, the Agent may (and, if so instructed by the Majority Lenders, shall) by notice in writing to the Borrower require that all Disputes or a specific Dispute be heard by a court of law. If the

Agent gives such notice, the Dispute to which such notice refers shall be determined in accordance with Clause 38 (Jurisdiction).

38                               JURISDICTION

38.1                     Jurisdiction of English courts

(a)                               The courts of England have exclusive jurisdiction to settle all Disputes.

(b)                              The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                               This Clause 38.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

38.2                     Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

(a)                                irrevocably appoints Law Debenture Corporation, located at the date hereof at 5th Floor, 100 Wood Street, London EC2V 7EX, England, as its agent for service of process in relation to any proceedings commenced in accordance with this Agreement; and

(b)                               agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

38.3                     Waiver of immunity

The Borrower irrevocably agrees that, should any party take any proceedings anywhere (whether for an injunction, specific performance, damages or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on behalf of it or with respect to its assets, any such immunity being irrevocably waived. The Borrower irrevocably agrees that it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under the Finance Documents.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
The Original Lenders

Name of Original Lender	Facility A Commitment ($)	Facility B Commitment (€)
ABN AMRO Bank N.V.	$35,000,000	––
Absolut Bank (ZAO)	––	€25,000,000
Bank of America, N.A.	$50,000,000	––
BANK OF CHINA (ELUOSI)	$9,000,000	––
Bank of China (UK) Limited	$28,500,000	––
Joint-Stock company Banque Société Générale Vostok	––	€12,500,000
Bayerische Landesbank	––	€25,000,000
BNP Paribas	––	€25,000,000
Credit Suisse International	$35,000,000	––
Export Development Canada	$35,000,000	––
HSBC Bank plc	$35,000,000	––
ING Bank N.V., Dublin Branch	––	€77,000,000
JPMorgan Chase Bank, N.A.	$50,000,000	––
Société Générale Corporate and Investment Banking Paris	––	€12,500,000
UniCredit Bank Austria AG	––	€12,500,000
WestLB AG, London Branch	––	€25,000,000
ZAO UniCredit Bank	$17,500,000	––
TOTAL:	$295,000,000	€214,500,000

SCHEDULE 2
Conditions precedent

1                                      The Finance Documents

Executed originals of:

(a)                              this Agreement;

(b)                             each Fee Letter; and

(c)                              a management fee letter between the Borrower and the Facility 2 Lenders (as defined in the Existing Facilities Agreement) that are also Lenders under this Agreement.

2                                      The Borrower

(a)                               Notarised copies of (i) the Borrower’s duly registered constitutional documents (including any amendments thereto) and certificates of registration thereof; (ii) the Borrower’s registration certificate(s) issued by the competent registration authority; and (iii) an extract from the Unified State Registry of Legal Entities in relation to the Borrower issued by the competent tax authority.

(b)                              Certified copies of all corporate resolutions necessary to authorise the Borrower to execute and perform the Finance Documents and any documents referred to therein and the transactions contemplated thereunder (including but not limited to any major transaction approvals or interested party transaction approvals, if applicable).

(c)                               Evidence of the authority of the relevant signatories of the Borrower (including, but not limited to, its Chief Accountant) to execute each Finance Document to which it is a party and any documents referred to therein and the transactions contemplated thereunder.

(d)                              An original certificate executed on behalf of the Borrower:

(i)                                certifying the sample signature and office of each person that signed the relevant Finance Document and any documents referred to therein and the transactions contemplated thereunder on behalf of the Borrower and certifying that such signatories hold the positions in which capacity they executed such documents; and

(ii)                             certifying that each copy document relating to it specified in this Schedule 2 (Conditions precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(e)                               A certificate issued by the in-house legal counsel of the Borrower.

3                                      Legal opinions

(a)                               A legal opinion of Linklaters LLP as to matters of English law.

(b)                              A legal opinion of Linklaters CIS as to matters of Russian law.

4                                      Other documents and evidence

(a)                               Evidence that the process agent referred to in Clause 38.2 (Service of process) has accepted its appointment.

(b)                              The unaudited consolidated financial statements of the Group for the financial year ended 31 December 2008.

(c)                               The Original Financial Statements.

(d)                              Certified copy of the balance sheet, prepared under RAS, as of the latest reporting date (by reference to the date of each Finance Document and the date of each corporate resolution referred to in paragraph 2(b) above) for the Borrower showing that Retained Earnings (as defined in Clause 7.6 (Mandatory Prepayment — Retained Earnings)) has not fallen below RUR20,000,000,000.

(e)                               Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clauses 11 (Fees) and 16 (Costs and expenses) have been paid or will be paid by the date of the first Utilisation of the Facility.

(f)                                 Evidence that the Borrower has opened the Dollar Account and the Euro Account.

(g)                              Evidence that:

(i)                                 the Borrower has complied or will comply with applicable currency control laws and regulations in respect of the entry into and performance of any Finance Document to which it is a party and the opening and maintenance of the Dollar Account and the Euro Account, providing certified copies of (a) the transaction passport (passport sdelki) of the Borrower in relation to the relevant Finance Document (in the form established by Instruction 117-I or other applicable currency control laws and regulations, as the case may be) accepted and duly certified by the Passport Bank and (b) if required by law, the Borrower’s notification to the competent tax authorities in relation to the Dollar Account and the Euro Account (in the form established by the applicable laws and regulations) duly filed with, and received by, such tax authorities; and

(ii)                              all necessary documents in relation to the Finance Documents have been submitted to the Passport Bank in accordance with applicable currency control laws and regulations in form and substance satisfactory to the Passport Bank, together with certified copies of any such documents as the Agent may reasonably require.

(h)                             An irrevocable instruction from the Borrower to the Agent to immediately convert all amounts drawn under Facility B on the date of the first Utilisation into Dollars.

(i)                                 An irrevocable payment instruction from the Borrower to pay all amounts drawn under Facility A and Facility B on the date of the first Utilisation (after such amounts under Facility B have been converted into Dollars) and the Additional Dollars to the agent under the Existing Facilities Agreement in repayment of the Existing Facility 1.

(j)                                 A list of all Significant Subsidiaries.

(k)                              The MTS Business Plan.

SCHEDULE 3
Utilisation Request

From:     Mobile TeleSystems Open Joint Stock Company

To:         ING Bank N.V., London Branch as Agent

Dated:

Dear Sirs

Mobile TeleSystems Open Joint Stock Company — Facility Agreement
dated [•] 2009 (the “Agreement”)

1                                      We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2                                      We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[ ] or, if that is not a Business Day, the next Business Day

Facility to be utilised:	[Facility A]/[Facility B](1)

Currency of Loan:	[Dollars/Euro]

Amount:	[ ] or, if less, the Available Facility

First Interest Period:	[3/6 Months]

3                                      We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4                                      The proceeds of this Loan should be credited to [•].

5                                      This Utilisation Request is irrevocable.

Mobile TeleSystems Open Joint Stock Company

By:	By:

Name:	Name:

Title:	Title: Chief Accountant

(1)  Delete as appropriate

SCHEDULE 4
Selection Notice

From:             Mobile TeleSystems
Open Joint Stock Company

To:                          ING Bank N.V., London Branch (as Agent)

Dated:

Dear Sirs

Mobile TeleSystems Open Joint Stock Company – Facility Agreement
dated [•] 2009 (the “Agreement”)

1                                      We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2                                      We refer to the following [Loan[s] with an] Interest Period ending on [                    ]*:

3                                      We request that the next Interest Period for the [above] Loan is [                    ].

4                                      This Selection Notice is irrevocable.

Yours faithfully

for and on behalf of
Mobile TeleSystems
Open Joint Stock Company

By:	By:

Name:	Name:

Title:	Title: Chief Accountant

SCHEDULE 5
Mandatory Cost formula

1                                      The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2                                      On the first day of each Interest Period (or as soon as possible thereafter) the Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3                                      The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

4                                      The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Agent as follows:

(a)                               in relation to a Sterling Loan:

per cent. per annum

(b)                            in relation to a Loan in any currency other than sterling:

per cent. per annum

Where:

A.                               is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B.                               is the percentage rate of interest (excluding the Margin and the Mandatory Cost and, if the Loan is an Unpaid Sum, the additional rate of interest specified in paragraph (a) of Clause 8.3 (Default interest)) payable for the relevant Interest Period on the Loan.

C.                               is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D.                               is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing Special Deposits.

E.                                 is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5                                      For the purposes of this Schedule:

(a)                              “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)                             “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)                              “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)                             “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6                                      In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7                                      If requested by the Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8                                      Each Lender shall supply any information required by the Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)                                the jurisdiction of its Facility Office; and

(b)                               any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

9                                      The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10                               The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11                                The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12                               Any determination by the Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13                               The Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 6
Form of Transfer Certificate

To:                            ING Bank N.V., London Branch as Agent

From:               [      ] (the “Existing Lender”) and [      ] (the “New Lender”)

Dated:

Mobile TeleSystems Open Joint Stock Company – Facility Agreement
dated [•] 2009 (the “Agreement”)

1                                      We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2                                      We refer to Clause 22.5 (Procedure for transfer):

(a)                               The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 22.5 (Procedure for transfer).

(b)                              The proposed Transfer Date is [          ].

(c)                               The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

3                                      The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders).

4                                      The New Lender confirms, for the benefit of the Agent and without liability to the Borrower, that it is:

(a)                               [a Qualifying Lender;]

(b)                              [not a Qualifying Lender].(2)

5                                      This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

6                                      This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

(2)                               Delete as applicable – each new Lender is required to confirm which of these two categories it falls within.

THE SCHEDULE
Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [          ].

ING Bank N.V., London Branch

By:

SCHEDULE 7
Form of Compliance Certificate

To:                            ING Bank N.V., London Branch as Agent

From:               Mobile TeleSystems Open Joint Stock Company

Dated:

Dear Sirs

Mobile TeleSystems Open Joint Stock Company – Facility Agreement
dated [•] 2009 (the “Agreement”)

We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

1                                      [We confirm that no Default is continuing.]*

2                                      We confirm that the ratio of Total Debt as at the end of the Relevant Period ending on [•] to OIBDA in respect of such Relevant Period, was [•].

3                                      We confirm that the ratio of OIBDA to Interest Expense for the Relevant Period ending on [•], was [•].

4                                      We confirm that Retained Earnings as at the end of the Relevant Period ending on [•], was [•].

Signed:

[Chief Financial Officer] of
Mobile TeleSystems Open Joint Stock Company

*                                      If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 8

Form of Additional Lender Accession Notice

To:                            ING Bank N.V., London Branch as Agent

To:                            Mobile TeleSystems Open Joint Stock Company as Borrower

From:               [          ] (the “Acceding Additional Lender”)

Dated:

Mobile TeleSystems Open Joint Stock Company – Facility Agreement
dated [•] 2009 (the “Agreement”)

1                                      We refer to the Agreement. This is an Additional Lender Accession Notice. Terms defined in the Agreement have the same meaning in this Additional Lender Accession Notice unless given a different meaning in this Additional Lender Accession Notice.

2                                      We refer to Clause 2.2 (Additional Commitments):

(a)                              The Acceding Additional Lender agrees to be bound by the terms of the Agreement as [a Facility A Lender] [and/or] [a Facility B Lender] with [a Facility A Commitment of $[          ] [and/or] [a Facility B Commitment of €[          ]].

(b)                             The Facility Office and address, fax number and attention details for notices of the Acceding Additional Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

3                                      The Acceding Additional Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders).

4                                      The Acceding Additional Lender confirms, for the benefit of the Agent and without liability to any Borrower, that it is:

(a)                              [a Qualifying Lender;]

(b)                             [not a Qualifying Lender].(3)

5                                      This Additional Lender Accession Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Additional Lender Accession Notice.

6                                      This Additional Lender Accession Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

(3)                               Delete as applicable – each Acceding Additional Lender is required to confirm which of these two categories it falls within.

THE SCHEDULE

Additional Commitments

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Acceding Additional Lender]

By:

This Additional Lender Accession Notice is accepted by the Agent and the Additional Commitments Establishment Date is confirmed as [          ].

ING Bank N.V., London Branch

By:

This Additional Lender Accession Notice is accepted and agreed by the Borrower.

By:	Date: [ ]

authorised signatory for

Mobile TeleSystems Open Joint Stock Company

SCHEDULE 9

Form of Additional Commitment Notice

To:                            ING Bank N.V., London Branch as Agent

From:               Mobile TeleSystems Open Joint Stock Company as Borrower

Dated:

Dear Sirs

Mobile TeleSystems Open Joint Stock Company – Facility Agreement
dated [•] 2009 (the “Agreement”)

1                                      We refer to the Agreement. This is an Additional Commitment Notice. Terms defined in the Agreement have the same meaning in this Additional Commitment Notice unless given a different meaning in this Additional Commitment Notice.

2                                      We wish to establish Additional Commitments on the following terms:

(a)                                Requested Amount:                                  $[•] and/or €[•]

(b)

Proposed Additional Lender	Proposed Additional Commitment for Facility A ($)	Proposed Additional Commitment for Facility B (€)

3                                      We confirm that:

(a)                                no Default has occurred and is continuing or would reasonably be expected to occur as a result of borrowing the Requested Amount; and

(b)                               borrowing the Requested Amount would not cause any borrowing or similar limit binding on the Borrower to be exceeded.

4                                      This Additional Commitment Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Additional Commitment Notice.

5                                      This Additional Commitment Notice and any non-contractual obligations arising out of or in connection with it are governed by English law.

By:

authorised signatory for
Mobile TeleSystems Open Joint Stock Company

This Additional Commitment Notice is accepted by the Agent and the Additional Commitments Establishment Date is confirmed as [        ].

ING Bank N.V., London Branch

By:

The Borrower

Mobile TeleSystems Open Joint Stock Company

Address:	Ul. Vorontsovskaya 8, Bld. 4,
109004 Moscow, Russian Federation

Fax No:	+7 495 223 2168

Attention:	Alexey Kaurov
Head of Corporate Finance Department

By:	ALEKSEY Y. KAUROV	By:	IRINA R. BORISENKOVA

Name:	Aleksey Y. Kaurov	Name:	Irina R. Borisenkova

Title:	Director of Corporate Finance	Title:	Chief Accountant

The Mandated Lead Arrangers

ABN AMRO Bank N.V.

By:	M. ELLIFF	By:	REID PAYNE

Name:	M. Elliff	Name:	Reid Payne

Title:	Managing Director	Title:	Executive Director

Absolut Bank (ZAO)

By:	OLEG SKVORTSOV	By:	OLGA PRIGORNITSKAYA

Name:	Oleg Skvortsov	Name:	Olga Prigornitskaya

Title:	Deputy Chairman of the Management Board	Title:	Chief Accountant

Banc of America Securities Limited

By:	KATE DAVEY

Name:	Kate Davey

Title:	Senior Vice President

BANK OF CHINA (ELUOSI)

By:	ZHAO LIANJIE

Name:	Zhao Lianjie

Title:	President

Bank of China (UK) Limited

By:	C.F. LI	By:	D. PASSMORE

Name:	C.F. Li	Name:	D. Passmore

Title:	Chief Lending Officer	Title:	Head of Corporate Banking

Joint-Stock company Banque Société Générale Vostok

By:	PIERRE-YVES GRIMAUD

Name:	Pierre-Yves Grimaud

Title:	General Director

Bayerische Landesbank

By:	DIETMAR LEIPOLD	By:	ALBERT BILLER

Name:	Dietmar Leipold	Name:	Albert Biller

Title:	First Vice President	Title:	First Vice President

BNP Paribas

By:	SIMON ALLOCCA	By:	FRANCOIS ARTIGNAN

Name:	Simon ALLOCCA	Name:	Francois Artignan

Title:	Head of Non-French Origination	Title:	Head of Media and Telecom Finance, Europe & Asia

Credit Suisse International

By:	ADRIAN WALKER	By:	JAVIER CALDEIRO

Name:	Adrian Walker	Name:	Javier Caldeiro

Title:	Director	Title:	Managing Director

Export Development Canada

By:	BRIAN CRAIG	By:	BASSAM HAMMOUD

Name:	Brian Craig	Name:	Bassam Hammoud

Title:	Senior Financing Manager	Title:	Senior Associate

HSBC Bank plc

By:	DAVID STENT

Name:	David Stent

Title:	Director

ING Bank N.V.

By:	OLIVER BLOUNT

Name:	Olivier Blount

Title:	Managing Director

J.P. Morgan plc

By:	FRANCES SMITH

Name:	Frances Smith

Title:	Executive Director

Société Générale Corporate and Investment Banking Paris

By:	OLIVIER ROYER	By:	DENIS STAS-DE-RICHELLE

Name:	Olivier Royer	Name:	Denis Stas-De-Richelle

Title:	Managing Director – EMEA Leveraged &	Title:	Global Head of Export Finance
Media Telecom Finance

UniCredit Bank Austria AG

By:	OLIVER BLOUNT

Name:	Oliver Blount

Title:	Authorised Attorney

WestLB AG, London Branch

By:	DAVID PEPPER	By:	ADA CERNE

Name:	David Pepper	Name:	Ada Cerne

Title:	Authorised Signatory	Title:	Authorised Signatory

ZAO UniCredit Bank

By:	TATIANA P. KONDRATIEVA	By:	NATALIA KH. KALSHAEVA

Name:	Tatiana P. Kondratieva	Name:	Natalia Kh. Kalshaeva

Title:	Head of Financing	Title:	Head of Corporate Lending

The Original Lenders

ABN AMRO Bank N.V.

By:	M. ELLIFF	By:	REID PAYNE

Name:	M. Elliff	Name:	Reid Payne

Title:	Managing Director	Title:	Executive Director

Absolut Bank (ZAO)

By:	OLEG SKVORTSOV	By:	OLGA PRIGORNITSKAYA

Name:	Oleg Skvortsov	Name:	Olga Prigornitskaya

Title:	Deputy Chairman of the Management Board	Title:	Chief Accountant

Bank of America, N.A.

By:	KATE DAVEY

Name:	Kate Davey

Title:	Senior Vice President

BANK OF CHINA (ELUOSI)

By:	ZHAO LIANJIE

Name:	Zhao Lianjie

Title:	President

Bank of China (UK) Limited

By:	C.F. LI	By:	D. PASSMORE

Name:	C.F. Li	Name:	D. Passmore

Title:	Chief Lending Officer	Title:	Head of Corporate Banking

Joint-Stock company Banque Société Générale Vostok

By:	PIERRE-YVES GRIMAUD

Name:	Pierre-Yves Grimaud

Title:	General Director

Bayerische Landesbank

By:	DIETMAR LEIPOLD	By:	ALBERT BILLER

Name:	Dietmar Leipold	Name:	Albert Biller

Title:	First Vice President	Title:	First Vice President

BNP Paribas

By:	SIMON ALLOCCA	By:	FRANCOIS ARTIGNAN

Name:	Simon Allocca	Name:	Francois Artignan

Title:	Head of Non-French Origination	Title:	Head of Media and Telecom Finance, Europe & Asia

Credit Suisse International

By:	ADRIAN WALKER	By:	JAVIER CALDEIRO

Name:	Adrian Walker	Name:	Javier Caldeiro

Title:	Director	Title:	Managing Director

Export Development Canada

By:	BRIAN CRAIG	By:	BASSAM HAMMOUD

Name:	Brian Craig	Name:	Bassam Hammoud

Title:	Senior Financing Manager	Title:	Senior Associate

HSBC Bank plc

By:	DARRYLL COATES	By:	VARSHA SHARAN

Name:	Darryll Coates	Name:	Varsha Sharan

Title:	Manager, Emerging Markets	Title:	Assistant Manager

ING Bank N.V., Dublin Branch

By:	AIDAN NEILL	By:	EMMA CONDON

Name:	Aidan Neill	Name:	Emma Condon

Title:	Director	Title:	Vice President

J.P. Morgan Chase Bank, N.A.

By:	FRANCES SMITH

Name:	Frances Smith

Title:	Executive Director

Société Générale Corporate and Investment Banking Paris

By:	OLIVIER ROYER	By:	DENIS STAS-DE-RICHELLE

Name:	Olivier Royer	Name:	Denis Stas-De-Richelle

Title:	Managing Director – EMEA Leveraged &	Title:	Global Head of Export Finance
Media Telecom Finance

UniCredit Bank Austria AG

By:	OLIVER BLOUNT

Name:	Oliver Blount

Title:	Authorised Attorney

WestLB AG, London Branch

By:	DAVID PEPPER	By:	ADA CERNE

Name:	David Pepper	Name:	Ada Cerne

Title:	Authorised Signatory	Title:	Authorised Signatory

ZAO UniCredit Bank

By:	TATIANA P. KONDRATIEVA	By:	NATALIA KH. KALSHAEVA

Name:	Tatiana P. Kondratieva	Name:	Natalia Kh. Kalshaeva

Title:	Head of Financing	Title:	Head of Corporate

The Agent

ING Bank N.V., London Branch

Address:	60 London Wall
London EC2M 5TQ

Fax:	+44 207 767 7324

Attention:	Sally Hayward/Lorna Fleming
Loans Agency

By:	OLIVER BLOUNT

Name:	Oliver Blount

Title:	Managing Director